Exhibit 10.10

INNVENTURE LLC

AMENDED AND RESTATED CLASS B PREFERRED UNIT PURCHASE AGREEMENT

THIS AMENDED AND RESTATED CLASS B PREFERRED UNIT PURCHASE AGREEMENT (this “Agreement”), is made as of June 27th, 2022, (the “Effective Date”), by and among Innventure LLC, a Delaware limited liability company (the “Company”) and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”). Reference is made to that certain Fifth Amended and Restated Limited Liability Company Agreement of the Company dated as of April 27, 2022 and attached hereto as Exhibit B (the “LLC Agreement”). Capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the LLC Agreement.

The parties hereby agree as follows:

1.

Purchase and Sale of Preferred Units and Membership Interests.

1.1

Sale and Issuance of Preferred Units. This Agreement amends and restates in its entirety that certain Class B Preferred Unit Purchase Agreement dated as of September 23, 2021 (the “Original Agreement”) between the Company and certain Purchasers. Subject to the terms and conditions of this Agreement, the Purchaser or Purchasers at the Initial Closing (as defined below) and all additional Closings prior to the Effective Date purchased and the Company sold and issued to such Purchasers at the Initial Closing, Class B Preferred Units of the Company (the “Class B Preferred”), at a purchase price of $9.6992 per Unit (the “Per Unit Price”) as set forth on Exhibit A. The Class B Preferred issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Units.” Additional Purchasers (as defined below) after the Effective Date shall make payment of the purchase price at the Per Unit Price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, or, if approved by the Company, by cancellation or conversion of indebtedness of debt instruments issued by the Company or its affiliates, including interest, at a conversion price equal to $9.6992 per Unit or by any combination of such methods.

1.2

Closings. The initial purchase and sale of Units under the Original Agreement took place prior to the date of this Agreement (the “Initial Closing”). After the Initial Closing, the Company may sell additional Units, on the same terms and conditions as those contained in this Agreement, up to a maximum of 3,608,545 Units (inclusive of the Units sold at the Initial Closing and any other Closing) (such additional Units, the “Additional Units”), to one or more purchasers (the “Additional Purchasers”) for an aggregate purchase price of up to $35,000,000. Exhibit A to this Agreement shall be updated to reflect the number of Additional Units purchased at each such Closing and the parties purchasing such Additional Units. In the event there is more than one closing, the term “Closing” shall apply to each such closing unless otherwise specified.

1.3

Use of Proceeds. In accordance with the directions of the Company’s Board, the Company will use the proceeds from the sale of the Units for general company purposes.

1.4

Delivery. The parties acknowledge and agree that the Units are represented only in electronic certificate form through Carta based on the LLC Agreement. Promptly following each Closing, the Company shall update Carta to include electronic certificates for the Purchaser representing the Units being purchased by the Purchaser at such Closing against payment of the purchase price therefor by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, or by any combination of such methods. Further, prior to or at Closing, the parties shall deliver to each other those items set forth in Section 4 and Section 5.

1.5

Defined Terms Used in this Agreement. In addition to the terms defined above or elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment advisers of, or shares the same management company or investment adviser with, such Person.

(b)

“Company Intellectual Property” means all patents, patent applications, registered and unregistered trademarks, trademark applications, registered and unregistered service marks, service mark applications, tradenames, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases as are necessary to the Company in the conduct of the Company’s business as now conducted and as presently proposed to be conducted.

(c)

“Key Employee” means the following officers of the Company: Bill Haskell, Chief Executive Officer; Rick Brenner, Chief Operating Officer; Roland Austrup, Chief Financial Officer, John Scott, Chief Science Officer; and Lucas Harper, Chief Investment Officer.

(d)

“Knowledge” including the phrase “to the Company’s knowledge” shall mean the actual knowledge after reasonable investigation of the following individuals: Bill Haskell, Chief Executive Officer; Rick Brenner, Chief Operating Officer; Roland Austrup, Chief Financial Officer, John Scott, Chief Science Officer; and Lucas Harper, Chief Investment Officer.

(e)

“Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company; provided, however, that none of the following shall constitute, or shall be considered in determining whether such a material adverse effect has occurred: (i) the announcement or execution of this Agreement; (ii) changes in financial markets as a whole; (iii) changes in general economic conditions that affect the industries in which the Company (and its Subsidiaries) conduct business, including related to the supply and price of goods used by the Company to conduct its business; or (iv) any change in applicable law, rule or regulation, or GAAP or interpretation thereof.

(f)

“Subsidiary” means, in relation to the Company, any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity in which the Company directly or indirectly holds or controls either:

(i)

a majority of the voting rights exercisable at shareholder/member/partner meetings of that Person; or

(ii)

the right to appoint or remove a majority of its board of directors or similar governing board,

and any company which is a Subsidiary of a Subsidiary of the Company is also a Subsidiary of the Company. Unless the context otherwise requires, the application of the definition of Subsidiary to any company at any time shall apply to the company as it is at that time. To be free from doubt, PureCycle Technologies LLC shall be excluded as a Subsidiary despite the actual timing of any transaction under which it might otherwise be excluded as a Subsidiary.

(g)

“Transaction Documents” means this Agreement and the LLC Agreement.

2.

Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit C to this Agreement (the “Disclosure Schedule”), which exceptions shall be deemed to be part of the representations and warranties made hereunder, the following representations are true and complete as of the date of the Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and Sections contained in this Section 2.

2.1

Organization, Good Standing, Corporate Power and Qualification. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as presently proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

2.2

Capitalization.

(a)

The capital of the Company consists, immediately prior to the Closing, of:

(i)

10,975,000 Class A Units of the Company (the “Class A Units”), 10,875,000 of which are currently outstanding ;

(ii)

1,510,125 Class C Units of the Company (the “Class C Units”), 1,510,125 of which are currently outstanding

(iii)

3,982,675 Class PCTA Preferred Units of the Company (“Class PCTA Units”), all of which are currently outstanding;

(iv)

1,000,000 Class I Units of the Company (“Class I Units”), all of which are currently outstanding;

(v)

3,608,545 Class B Preferred Units, none of which were issued and outstanding immediately prior to the Initial Closing; and

(vi)

2,600,000 Class B-1 Preferred Units, none of which were issued and outstanding immediately prior to the Initial Closing.

All of the Class A Units, Class B Preferred Units, Class B-1 Preferred Units, Class C Units, Class PCTA Units and Class I Units that are issued and outstanding and have been duly authorized, are fully paid and nonassessable and were issued in compliance with all applicable federal and state securities laws including exemptions from registration pursuant thereto.

(b)

Except for (A) the rights provided in Articles III and VII of the LLC Agreement, and (B) the securities and rights described in Section 2.2(a) of this Agreement, and other than as set forth in Section 2.2(b) of the Disclosure Schedule, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, to purchase or acquire from the Company of its equity securities or any securities convertible into or exchangeable for any of its equity securities. As to any promissory notes that contain conversion rights exercisable by the holder only upon an event of default under such note, any dilutive impact from any such exercise shall be non-dilutable to the Class B Preferred Units and the Class B-1 Preferred Units.

(c)

Except as set forth in Section 2.2(d) of the Disclosure Schedule, none of the Company’s equity agreements contains a provision for acceleration of vesting (or lapse of a repurchase right) or other changes in the vesting provisions or other terms of such agreement or understanding upon the occurrence of any event or combination of events. The Company has never adjusted or amended the exercise price of any options previously awarded, whether through amendment, cancellation, replacement grant, repricing, or any other means. The Company has no obligation (contingent or otherwise) to purchase or redeem any of its equity securities, except as set forth in Section 2.2(d) of the Disclosure Schedule.

(d)

The Company has obtained valid waivers of any rights by other parties to purchase any of the Units to be sold pursuant to this Agreement.

2.3

Subsidiaries. Except as set forth in Section 2.3 of the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4

Authorization. All action required to be taken by the Board and Members in order to authorize the Company to enter into the Transaction Documents, and to issue the Units at the Closing has been taken. All action on the part of the officers of the Company necessary for the execution and delivery of the Transaction Documents, the performance of all obligations of the Company under the Transaction Documents to be performed as of each Closing, and the issuance and delivery of the Units has been taken. The Transaction Documents, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5

Valid Issuance. The Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under the Transaction Documents, applicable state and federal securities laws and, as to any Purchaser, liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in Section 3 of this Agreement, the Units will be issued in compliance with all applicable federal and state securities laws.

2.6

Governmental Consents and Filings. Assuming the accuracy of the representations made by the Purchaser in Section 3 of this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner.

2.7

Litigation. There is no claim, action, suit, proceeding, arbitration, complaint, charge or investigation pending, or to the Company’s knowledge, currently threatened (i) against the Company or any officer, or director of the Company, (ii) against any Key Holder arising out of their employment or board relationship with the Company, (iii) that questions the validity of the Transaction Documents or the right of the Company to enter into them, or to consummate the transactions contemplated by the Transaction Documents; or (iv) to the Company’s knowledge, that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or Key Employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company pending or which the Company intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

2.8

Intellectual Property.

(a)

The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Company Intellectual Property without any known conflict with, or infringement of, the rights of others, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. The Company has not received any communications alleging that the Company has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person.

(b)

Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. The Company has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with the Company’s business.

(c)

To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company, including prior employees or consultants, or academic or medical institutions with which any of them may be affiliated now or may have been affiliated in the past. Each employee and consultant has assigned to the Company all intellectual property rights he or she owns that are related to the Company’s business as now conducted and as presently proposed to be conducted and all intellectual property rights that he, she or it solely or jointly conceived, reduced to practice, developed or made during the period of his, her or its employment or consulting relationship with the Company that (i) relate, at the time of conception, reduction to practice, development, or making of such intellectual property right, to the Company’s business as then conducted or as then proposed to be conducted, (ii) were developed on any amount of the Company’s time or with the use of any of the Company’s equipment, supplies, facilities or information or (iii) resulted from the performance of services for the Company.

(d)

Section 2.8(d) of the Disclosure Schedule lists all patents, patent applications, registered trademarks, trademark applications, service marks, service mark applications, tradenames, registered copyrights, and licenses to and under any of the foregoing, in each case owned by the Company.

(e)

The Company has not embedded, used or distributed any open source, copyleft or community source code (including but not limited to any libraries or code, software, technologies or other materials that are licensed or distributed under any General Public License, Lesser General Public License or similar license arrangement or other distribution model described by the Open Source Initiative at www.opensource.org, collectively “Open Source Software”) in connection with any of its products or services that are generally available or in development in any manner that would materially restrict the ability of the Company to protect its proprietary interests in any such product or service or in any manner that requires, or purports to require (i) any Company Intellectual Property (other than the Open Source Software itself) be disclosed or distributed in source code form or be licensed for the purpose of making derivative works; (ii) any restriction on the consideration to be charged for the distribution of any Company Intellectual Property; (iii) the creation of any obligation for the Company with respect to Company Intellectual Property owned by the Company, or the grant to any third party of any rights or immunities under Company Intellectual Property owned by the Company; or (iv) any other limitation, restriction or condition on the right of the Company with respect to its use or distribution of any Company Intellectual Property.

(f)

No government funding, facilities of a university, college, other educational institution or research center, or funding from third parties was used in the development of any Company Intellectual Property. No Person who was involved in, or who contributed to, the creation or development of any Company Intellectual Property, has performed services for the government, university, college, or other educational institution or research center in a manner that would affect Company’s rights in the Company Intellectual Property.

(g)

For purposes of this Section 2.8, the Company shall be deemed to have knowledge of a patent right if the Company has actual knowledge of the patent right or would be found to be on notice of such patent right as determined by reference to United States patent laws.

2.9

Compliance with Other Instruments. The Company is not in violation or default (i) of any provisions of its Certificate of Formation or LLC Agreement, (ii) of any instrument, judgment, order, writ or decree, (iii) under any note, indenture or mortgage, or (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound that is required to be listed on the Disclosure Schedule, other than as set forth in Section 2.9 of the Disclosure Schedule, or (v) of any provision of federal or state statute, rule or regulation applicable to the Company the violation of which would have a Material Adverse Effect. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either (i) a default under any such provision, instrument, judgment, order, writ, decree, contract or agreement; or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10

Agreements; Actions.

(a)

Except for the Transaction Documents and as set forth in Section 2.10(a) to the Disclosure Schedule, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $500,000, (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company, (iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other Person that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

(b)

Except as set forth in Section 2.10(b) to the Disclosure Schedule, the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its equity securities, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $500,000 or in excess of $1,000,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(c)

For the purposes of (a) and (c) of this Section 2.10, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same Person (including Persons the Company has reason to believe are affiliated with each other) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such Section.

(d)

The Company is not a guarantor or indemnitor of any indebtedness of any other Person, except as set forth in Section 2.10(d) of the Disclosure Schedule.

2.11

Certain Transactions.

(a)

Other than as described in Section 2.11(a) of the Disclosure Schedule and (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, and (iii) the purchase equity securities from the Company and the issuance of options to purchase the Company’s equity securities, in each instance, approved in the written minutes of the Board of Directors (previously provided to the Purchaser or their counsel), there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, consultants or Key Employees, or any Affiliate thereof.

(b)

Other than as described in Section 2.11(b) of the Disclosure Schedule, the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or to their respective spouses or children or to any Affiliate of any of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or, to the Company’s knowledge, have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or Members of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any material contract with the Company.

2.12

Rights of Registration and Voting Rights. The Company is not under any obligation to register under the Securities Act any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. To the Company’s knowledge, except as contemplated in the LLC Agreement, no Member has entered into any agreements with respect to the voting of equity securities of the Company, except as set forth in Section 2.12 of the Disclosure Schedule.

2.13

Property. Other than as described in Section 2.13 of the Disclosure Schedule, the property and assets that the Company owns are free and clear of all mortgages, deeds of trust, liens, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances other than those of the lessors of such property or assets. The Company does not own any real property.

2.14

Financial Statements. The Company has delivered to the Purchaser its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the year ended December 31, 2019 and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) as of and for the nine (9)-month period ended September 30, 2020 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to September 30, 2020 (the “Statement Date”); (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

2.15

Changes. Since the Statement Date there has not been:

(a)

any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not caused, in the aggregate, a Material Adverse Effect;

(b)

any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(c)

any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

(d)

any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(e)

any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(f)

any material change in any compensation arrangement or agreement with any employee, officer, director or Member;

(g)

any resignation or termination of employment of any officer or Key Employee of the Company;

(h)

any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s ownership or use of such property or assets;

(i)

any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(j)

any declaration, setting aside or payment or other distribution in respect of any of the Company’s equity securities, or any direct or indirect redemption, purchase, or other acquisition of any of such equity securities by the Company;

(k)

any sale, assignment or transfer of any Company Intellectual Property that could reasonably be expected to result in a Material Adverse Effect;

(l)

receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(m)

to the Company’s knowledge, any other event or condition of any character that would reasonably be expected to result in a Material Adverse Effect; or

(n)

any arrangement or commitment by the Company to do any of the things described in this Section 2.15.

2.16

Employee Matters.

(a)

To the Company’s knowledge, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would, to the Company’s knowledge, materially interfere with such employee’s ability to promote the interest of the Company or that would conflict with the Company’s business. Other than as described in Section 2.16(a) of the Disclosure Schedule, neither the execution or delivery of the Transaction Documents, nor the carrying on of the Company’s business by the employees of the Company, nor the conduct of the Company’s business as now conducted and as presently proposed to be conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated.

(b)

Other than as described in Section 2.16(b) of the Disclosure Schedule, the Company is not delinquent in payments to any of its employees, consultants, or independent contractors for any wages, salaries, commissions, bonuses, or other direct compensation for any service performed for it to the Effective Date or amounts required to be reimbursed to such employees, consultants or independent contractors. The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment, including those related to wages, hours, worker classification and collective bargaining. The Company has withheld and paid to the appropriate governmental entity or is holding for payment not yet due to such governmental entity all amounts required to be withheld from employees of the Company and is not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.

(c)

To the Company’s knowledge, no Key Employee intends to terminate employment with the Company or is otherwise likely to become unavailable to continue as a Key Employee. The Company does not have a present intention to terminate the employment of any of the foregoing. The employment of each employee of the Company is terminable at the will of the Company. Except as set forth in Section 2.16(c) of the Disclosure Schedule or as required by law, upon termination of the employment of any such employees, no severance or other payments will become due. Except as set forth in Section 2.16(c) of the Disclosure Schedule, the Company has no policy, practice, plan or program of paying severance pay or any form of severance compensation in connection with the termination of employment services.

(d)

The Company has not made any representations regarding equity incentives to any officer, employee, director or consultant that are inconsistent with the unit amounts and terms set forth in the minutes of meetings of the Company’s board of directors.

(e)

No Key Employee has been terminated or resigned.

(f)

Section 2.16(f) of the Disclosure Schedule sets forth each employee benefit plan maintained, established or sponsored by the Company, or which the Company participates in or contributes to, which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The Company has made all required contributions and has no liability to any such employee benefit plan, other than liability for health plan continuation coverage described in Part 6 of Title I(B) of ERISA and has complied in all material respects with all applicable laws for any such employee benefit plan.

(g)

The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Company’s knowledge, threatened, which could have a Material Adverse Effect, nor is the Company aware of any labor organization activity involving its employees.

2.17

Tax Returns and Payments. There are no federal, state, county, local or foreign taxes due and payable by the Company which have not been timely paid, other than those for which an extension has been filed. There are no accrued and unpaid federal, state, country, local or foreign taxes of the Company which are due, whether or not assessed or disputed. There have been no examinations or audits of any tax returns or reports by any applicable federal, state, local or foreign governmental agency. The Company has duly and timely filed all federal, state, county, local and foreign tax returns required to have been filed by it and there are in effect no waivers of applicable statutes of limitations with respect to taxes for any year.

2.18

Insurance. The Company has in full force and effect insurance policies concerning such casualties as would be reasonable and customary for companies like the Company. with extended coverage, sufficient in amount (subject to reasonable deductions) to allow it to replace any of its properties that might be damaged or destroyed.

2.19

Employee Agreements. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser (the “Confidential Information Agreements”). No current or former Key Employee has excluded works or inventions from his or her assignment of inventions pursuant to such Key Employee’s Confidential Information Agreement. Each current and former Key Employee has executed a non-competition (if in a state where non-competition agreements are enforceable) and non-solicitation agreement substantially in the form or forms delivered to counsel for the Purchaser. To the Company’s knowledge, none of its Key Employees is in violation of any agreement covered by this Section 2.19.

2.20

Permits. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which would reasonably be expected to have a Material Adverse Effect. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

2.21

Constitutional Documents. The constitutional documents of the Company are in the forms provided to the Purchaser. The copy of the minute books of the Company provided to the Purchaser contains minutes of all meetings of Directors and Members and all actions by written consent without a meeting by the Directors and Members since the date of formation and accurately reflects in all material respects all actions by the Directors (and any committee of Directors) and Members with respect to all transactions approved thereby.

2.22

Real Property Holding Corporation. The Company is not now and has never been a “United States real property holding corporation” as defined in the Code and any applicable regulations promulgated thereunder. The Company has filed with the Internal Revenue Service all statements, if any, with its United States income tax returns which are required under such regulations.

2.23

Environmental and Safety Laws. Except as would not reasonably be expected to have a Material Adverse Effect: (a) the Company is and has been in compliance with all Environmental Laws; (b) there has been no release or threatened release of any pollutant, contaminant or toxic or hazardous material, substance or waste or petroleum or any fraction thereof (each a “Hazardous Substance”), on, upon, into or from any site currently or heretofore owned, leased or otherwise used by the Company; (c) there have been no Hazardous Substances generated by the Company that have been disposed of or come to rest at any site that has been included in any published U.S. federal, state or local “superfund” site list or any other similar list of hazardous or toxic waste sites published by any governmental authority in the United States; and (d) there are no underground storage tanks located on, no polychlorinated biphenyls (“PCBs”) or PCB-containing equipment used or stored on, and no hazardous waste as defined by the Resource Conservation and Recovery Act, as amended, stored on, any site owned or operated by the Company, except for the storage of hazardous waste in compliance with Environmental Laws. The Company has made available to the Purchaser true and complete copies of all material environmental records, reports, notifications, certificates of need, permits, pending permit applications, correspondence, engineering studies and environmental studies or assessments. For purposes of this Section 2.23, “Environmental Laws” means any law, regulation, or other applicable requirement relating to (a) releases or threatened release of Hazardous Substance; (b) pollution or protection of employee health or safety, public health or the environment; or (c) the manufacture, handling, transport, use, treatment, storage, or disposal of Hazardous Substances.

2.24

Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company that the Purchaser has requested for deciding whether to acquire the Units. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchaser at the Closing contains any untrue statement of a material fact or, to the Company’s knowledge, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. It is understood that this representation is qualified by the fact that the Company has not delivered to the Purchaser, and has not been requested to deliver, a private placement or similar memorandum or any written disclosure of the types of information customarily furnished to purchasers of securities.

2.25

Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its Subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) and written policies to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law, and to ensure that all books and records of the Company and its Subsidiaries accurately and fairly reflect, in reasonable detail, all transactions and dispositions of funds and assets. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law (collectively, “Enforcement Action”).

2.26

Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. To the extent the Company maintains or transmits protected health information, as defined under 45 C.F.R. § 160.103, the Company is in compliance with the applicable requirements of the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, including all rules and regulations promulgated thereunder. The Company is and has been, to the Company’s knowledge, in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

2.27

Export Control Laws. The Company has conducted all export transactions in accordance with applicable provisions of United States export control laws and regulations, including the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and the export control laws and regulations of any other applicable jurisdiction. Without limiting the foregoing: (a) the Company has obtained all export licenses and other approvals, timely filed all required filings and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software and technologies from the United States and any other applicable jurisdiction; (b) the Company is in compliance with the terms of all applicable export licenses, classifications, filing requirements or other approvals; (c) there are no pending or, to the knowledge of the Company, threatened claims against the Company with respect to such exports, classifications, required filings or other approvals; (d) there are no pending investigations related to the Company’s exports; and (e) there are no actions, conditions, or circumstances pertaining to the Company’s export transactions that would reasonably be expected to give rise to any material future claims.

3.

Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and to perform its obligations hereunder, the Purchaser hereby represents and warrants to the Company that:

3.1

Authorization. The Purchaser has full power and authority to enter into the Transaction Documents. The Transaction Documents to which the Purchaser is a party, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable against the Purchaser in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

3.2

Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Units. The Purchaser has not been formed for the specific purpose of acquiring the Units.

3.3

No Violation. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not with or without the giving of notice or the lapse of time or both (A) violate any provision of law, statute, rule or regulation to which the Purchaser is subject, (B) violate any order, judgment or decree applicable to it, or (C) conflict with or result in a breach or default under any term or condition of its applicable governing instruments or any agreement or other instrument to which the Purchaser is a party or by which it is bound.

3.4

Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Units with the Company’s management and has had an opportunity to review the Company’s facilities. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchaser to rely thereon.

3.5

Restricted Securities. The Purchaser understands that the Units have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Units indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Units, or any other securities that may be held by Purchaser, for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Units, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.6

No Public Market. The Purchaser understands that no public market now exists for the Units, and that the Company has made no assurances that a public market will ever exist for the Units.

3.7

Legends. The Purchaser understands that the Units and any securities issued in respect of or exchange for the Units, may be notated with one or all of the following legends:

“THE UNITS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THE UNITS MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.”

(a)

Any legend set forth in, or required by, the other Transaction Documents.

(b)

Any legend required by the securities laws of any state to the extent such laws are applicable to the Units represented by the certificate, instrument, or book entry so legended.

3.8

Accredited Investor. The Purchaser is an “accredited investor” as defined in Exhibit D and Rule 501(a) of Regulation D promulgated under the Securities Act (an “Accredited Investor”). The Purchaser has authorized and directed a third-party registered broker-dealer, investment adviser registered with the Securities and Exchange Commission, licensed attorney, or certified public accountant, to furnish the Company with written confirmation from such third-party that it has taken reasonable steps to verify that the Purchaser is an Accredited Investor within the prior three (3) months. Any information that has been furnished or that will be furnished by the Purchaser to evidence its status as an Accredited Investor is accurate and complete, and does not contain any misrepresentation or material omission. The Purchaser agrees to furnish any additional information requested by the Company or any of its affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Units.

3.9

Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Units. The Purchaser’s subscription and payment for and continued beneficial ownership of the Units will not violate any applicable securities or other laws of the Purchaser’s jurisdiction.

3.10

Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 2, the Purchaser hereby: (i) acknowledges that it has been given access to and an opportunity to examine such documents, materials, and information concerning the Company as Purchaser deems to be necessary or advisable in order to reach an informed decision as to an investment in the Company, to the extent that the Company possesses such information, that it has carefully reviewed and understands all such documents, materials, and information, and that it has had answered to Purchaser’s full satisfaction any and all questions regarding all such documents, materials, and information, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Units and to obtain any additional information necessary to verify the accuracy of the information given the Purchaser and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

3.11

Ability to Bear Economic Risk. The Purchaser acknowledges that investment in the Units involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Units for an indefinite period of time and to suffer a complete loss of its investment.

3.12

Residence. The office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on the Purchaser’s signature page to this Agreement.

4.

Conditions to the Purchaser’s Obligations at Closing. The obligations of the Purchaser to purchase Units at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions and deliverables, unless otherwise waived:

4.1

Representations and Warranties. The representations and warranties of the Company contained in Section 2 are true and correct in all respects as of the Closing.

4.2

Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing and shall have delivered the Transaction Documents as of each Closing.

4.3

Compliance Certificate. An executive officer of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4

Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

4.5

Board of Directors. As of the Closing, the authorized size of the Board and its voting provisions shall not change, and the Board shall continue to be comprised of Michael Otworth, Richard Brenner, Michael Balkin, John Scott, James O. Donnally and Greg Wasson.

4.6

Officer’s Certificate. As of the Closing, an executive officer of the Company shall have delivered to the Purchaser at the Closing a certificate certifying (i) the constitutional documents of the Company as in effect as of the Closing, (ii) resolutions of the Board of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents, and (iii) resolutions of the requisite number of Members of the Company approving the Transaction Documents and the transactions contemplated under the Transaction Documents.

4.7

Proceedings and Documents. All proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

4.8

Preemptive Rights. The Company shall have fully satisfied (including with respect to rights of timely notification) or obtained enforceable waivers in respect of any preemptive or similar rights directly or indirectly affecting any of its securities.

5.

Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Units to the Purchaser at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions and deliverables, unless otherwise waived:

5.1

Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct in all respects as of the Closing.

5.2

Performance. The Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing and shall have delivered the Transaction Documents as of each Closing.

5.3

Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Units pursuant to this Agreement shall be obtained and effective as of the Closing.

6.

Miscellaneous.

6.1

Survival of Warranties. Unless otherwise set forth in this Agreement, the representations and warranties of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.2

Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.3

Governing Law. This Agreement shall be governed by the internal law of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware.

6.4

Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.5

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6

Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page to this Agreement, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.6. If notice is given to the Company, a copy (which copy shall not constitute notice) shall also be sent to Corridor Legal LLP, Attention: Mark Mohler (mmohler@corridorlegal.net).

6.7

No Finder’s Fees. Each Purchaser represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible.

6.8

Attorneys’ Fees. If any action at law or in equity (including, arbitration) is necessary to enforce or interpret the terms of any of the Transaction Documents, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.9

Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and (i) the holders of at least a majority of the then-outstanding Units, or (ii) for an amendment, termination or waiver effected prior to the Initial Closing, Purchasers obligated to purchase a majority of the Units to be issued at the Initial Closing. Any amendment or waiver effected in accordance with this Section 6.9 shall be binding upon the Purchasers and each future holder of all such securities, and the Company.

6.10

Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.11

Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.12

Entire Agreement. This Agreement (including the Exhibits hereto) and the other Transaction Documents constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.

6.13

Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

6.14

Dispute Resolution. The parties (a) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of Delaware and to the jurisdiction of the United States District Court for the District of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in the state courts of Delaware or the United States District Court for the District of Delaware, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

6.15

WAIVER OF JURY TRIAL: EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS (INCLUDING NEGLIGENCE), BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

6.16

No Commitment for Additional Financing. The Company acknowledges and agrees that the Purchaser has not made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Units at the Closing as set forth herein and subject to the conditions set forth herein. There is no obligation by the Purchaser to purchase the additional Units or provide any other funding.

[SIGNATURE PAGE FOLLOWS]

[SIGNATURE PAGE TO AMENDED AND RESTATED CLASS B PREFERRED UNIT PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Amended and Restated Class B Preferred Unit Purchase Agreement as of the date first written above.

COMPANY:

Innventure LLC

By:
Name:
Title:

PURCHASER:

[INVESTOR]

By:
Name:
Title:

Address:

EXHIBIT A

Schedule Of Purchasers

EXHIBIT B

LLC AGREEMENT

EXHIBIT C

DISCLOSURE SCHEDULE

EXHIBIT D

“ACCREDITED INVESTOR”

“Accredited Investor” means any person who meets any one of the following categories, or who the issuer reasonably believes meets any one of the following categories, at the time of the sale of the securities to that person:

●	Any bank; any savings and loan association, whether acting in its individual or fiduciary capacity; any registered broker or dealer; any registered investment adviser; any investment adviser relying on registration exemptions under Section 203(l) or (m) under the Investment Company Act of 1940; any insurance company; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the US Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5 million; or any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 where investment decisions are made by a plan fiduciary that is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors

●	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940

●	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000

●	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer

●	Any individual whose net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of purchase exceeds $1,000,000.

For the purposes of calculating a person’s net worth (the amount of assets in excess of liabilities):

○	The value of the person’s primary residence shall not be included as an asset

○	Indebtedness this is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of purchase, shall not be included as a liability, unless the person incurred debt within 60 days before buying securities in the unregistered offering for the purpose of buying those securities and not for buying the residence. In that situation, the amount of debt borrowed during that 60-day period must be included as a liability;

○	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase shall be included as a liability; and

○	these additions and subtractions to the definition of net worth do not apply to a person exercising a right to buy securities if the person held that right to buy those securities, as well as other securities of the same issuer, on July 20, 2010, and met the net worth test in effect at the time the person acquired the right.

●	Any individual who had an income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

●	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; and

●	Any entity in which all of the equity owners are accredited investors

●	Any entity of a type not listed above, owning investments in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered

●	Any individual holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status. The following certifications, when held in good standing, qualify natural persons for accredited investor status:

○	Licensed General Securities Representative (Series 7);

○	Licensed Investment Adviser Representative (Series 65); or

○	Licensed Private Securities Offerings Representative (Series 82)

●	Any individual who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered where the issuer is a private fund (excluded from the definition of investment company in Section 3(c)(1) or 3(c)(7))

●	Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940:

○	with assets under management in excess of $5,000,000;

○	that is not formed for the specific purpose of acquiring the securities being offered; and

○	whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of the prospective investment

●	Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements above and whose prospective investment in the issuer of the securities being offered is directed by the family office pursuant to the third sub-bullet above.

EXHIBIT C

DISCLOSURE SCHEDULE

This Disclosure Schedule is made and given pursuant to Section 2 of the Class B Preferred Unit Purchase Agreement, dated as of June 27th, 2022, (the “Agreement”), between Innventure LLC, f/k/a We-Innventure LLC, a Delaware limited liability company (the “Company”) and the Purchasers listed on Schedule A thereto. All capitalized terms used but not defined herein shall have the meanings as defined in the Agreement, unless otherwise provided. The section numbers below correspond to the section numbers of the representations and warranties in the Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated into any other section number under the Agreement where such disclosure would be appropriate and such appropriateness is reasonably apparent from the face of such disclosure. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item. This Disclosure Schedule includes brief descriptions or summaries of certain agreements and instruments, copies of which are available upon reasonable request. Such descriptions do not purport to be comprehensive and are qualified in their entirety by reference to the text of the documents described, true and complete copies of which have been provided to the Purchasers or their respective counsel.

Section 2.2(b)

1.	The Company has issued certain warrants in connection with a prior debt offering. Such warrants are exercisable under their terms into Class B Preferred Units of the Company.

2.	The Company has previously issued certain promissory notes to investors. Such promissory notes provide certain conversion rights into Units of the Company but only in the event of a default under such notes by the Company.

3.	Pursuant to Section 5.01(b) of the Company’s Fourth Amended and Restated Limited Liability Company Agreement, Innventure1 LLC has the obligation to acquire from the Company Class B- 1 Preferred Units of the Company with cash or in kind contributions relating to 1,000,000 of its current PCTA Units.

Section 2.3

1.	Aeroflexx LLC

2.	Innventure GP LLC, a Delaware limited liability company (general partner to Innventus ESG Fund I LP)

3.	Innventure Management Services LLC

4.	Accelsius Holdings LLC

5.	Accelsius LLC

6.	The Company holds an interest in PureCycle LLC and PureCycle’s wholly owned subsidiaries, but such asset is held through a class of Units separate from the Class B Preferred Units.

Section 2.8(d)

Licenses:

1.	Patent License Agreement between Aeroflexx and The Proctor & Gamble Company.

2.	Technology License And Know-How Agreement dated May 27, 2022 between Nokia Technologies Oy, a Finnish corporation, Nokia Solutions and Networks Oy, a Finnish corporation, Nokia of America Corporation, Accelsius, LLC (as licensee) and Innventure (the “Nokia License”)

Trademarks:

1.	“Innventure”

2.	“Aeroflexx,” (USPTO Serial No. Serial Number 88006329), filed June 19, 2009 held by affiliate Innventure, LLC.

3.	“Aeroflexx,” (USPTO Serial No. 88338126) filed March 13, 2019 held by affiliate Innventure, LLC.

Patents:

[See attached list of Accelsius LLC Patents and Patent Applications assigned by Nokia]

Section 2.10(a)

2.10(a)(i):

1.	Aeroflexx P&G License Agreement - [***] payable that is pre-booked for Phase III and paid Dec 2021 (pre-royalty commitment)

2.	Nokia License Agreement – Accelsius is obligated to pay Nokia [***] during the month of June, 2022.

3.	If Accelsius elects to sell its rights under the Nokia License or to conduct certain capital transactions (such as an IPO) with respect to Accelsius or its affiliates, Accelsius has a contingent buyout obligation to Nokia under the Accelsius License Agreement of up to ([***]).

2.10(a)(ii):

1.	Patent License Agreement Between the Company and The Proctor & Gamble Company.

2.10(a)(iv):

1.	Patent License Agreement Between the Company and The Proctor & Gamble Company.

Section 2.10(b)

2.10(b)(ii):

1.	3-year 9% note, total $3.41mm, 39 investors, various maturities from June 2022 to Mar 2024. At the Company’s option, it can extend the respective note for 12 months at a 12% interest rate (the Company anticipates extending the notes due in June 2022 for a one year term at 12% and these notes total $0.10mm). The Company has elected to extend 13 notes through May 2022 totaling $0.76mm

2.	6-month 9% note, $250k, InChem Corp., converted into new 15% note and repaid Mar 2022

3.	1-year 15% note, all have been repaid

4.	PPP Loan $125k – The Company has entered into a note agreement for the repayment of the PPP Loan at 1% interest with monthly payments through May 2025 with outstanding balance of $82k

5.	Innventure1 Loan @ 0%, no due date specified, total $513k

Section 2.11(a)

1.	The Company holds common stock in PureCycle Technologies, Inc. (NASDAQ: PTC) but such asset is held through a class of Units separate from the Class B Preferred Units.

Section 2.11(b)

1.	Michael Otworth, a director of the Company, also serves as a director of Innventure1 LLC, which is the majority member of the Company. Mr. Otworth is also a member of Innventure1 LLC and a stockholder, officer and director of PureCycle.

2.	Richard K. Brenner, a director and employee of the Company, serves on the Aeroflexx board of directors as well as on the Innventure1 LLC board of directors, which is the majority member of the Company. Mr. Brenner is also a member of Innventure1 LLC and a stockholder and director of PureCycle.

3.	James O. Donnally, a director of the Company, serves on the Aeroflexx board of directors as well as on the Innventure1 LLC board of directors, which is the majority member of the Company. Mr. Donnally is also a member of Innventure1 LLC and a stockholder of PureCycle. Mr. Donnally also serves as trustee of several trusts holding interests in Innventure1 LLC, Aeroflexx and PureCycle.

4.	John Scott, an officer and employee of the Company, serves on the Innventure1 LLC board of directors, which is the majority member of the Company. Mr. Scott is also a member of Innventure1 LLC and a stockholder and director of PureCycle.

5.	The Company is the sole member of Innventure GP LLC, which is the general partner of Innventus ESG Fund I, L.P. Innventus ESG Fund I, L.P. is a member of, and lender to, Aeroflexx.

Section 2.12

1.	The LLC Agreement contains various voting agreement amongst the Members including obligations to vote for members of the board of directors designated by other members, drag-along and corporate conversions provisions.

Section 2.16(f)

1.	G&A Partners administers Employee Benefits Plan made available to the Company’s employees through Innventure Management Services.

FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF

INNVENTURE LLC

A DELAWARE LIMITED LIABILITY COMPANY

EFFECTIVE AS OF APRIL 27, 2022

SECURITIES LAW DISCLOSURE

THE MEMBERSHIP INTERESTS REFERRED TO IN THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN AND WILL NOT BE REGISTERED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION OR ANY STATE AND/OR NON-U.S. SECURITIES AUTHORITIES, AND ARE OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM REGISTRATION. MEMBERSHIP INTERESTS SHALL NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED EXCEPT (A)PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR EXEMPTION OF REGISTRATION THEREUNDER AND (B) IN COMPLIANCE WITH ANY APPLICABLE STATE AND/OR NON-U.S. SECURITIES LAWS.

NO HOLDER OF ANY MEMBERSHIP INTERESTS IN THIS LIMITED LIABILITY COMPANY MAY REGISTER ITS MEMBERSHIP INTERESTS UNDER ANY U.S., STATE AND/OR NON-U.S. SECURITIES LAWS WITHOUT THE EXPRESS WRITTEN CONSENT OF THE COMPANY.

THE SALE, TRANSFER OR OTHER DISPOSITION OF MEMBERSHIP INTERESTS IN THIS LIMITED LIABILITY COMPANY IS ALSO RESTRICTED BY THIS AGREEMENT. SOME OF THE RESTRICTIONS INHERENT IN THIS FORM OF BUSINESS, AND SPECIFICALLY SET FORTH IN THIS AGREEMENT, MAY HAVE AN ADVERSE IMPACT ON THE FAIR MARKET VALUE OF MEMBERSHIP INTERESTS IN THIS LIMITED LIABILITY COMPANY SHOULD A MEMBER THEREOF ATTEMPT TO SELL OR BORROW AGAINST SUCH MEMBERSHIP INTERESTS.

FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Innventure LLC f/k/a We-Innventure LLC, a Delaware limited liability company (the “Company”), is made effective as of April 27, 2022 (the “Effective Date”) by and among the Company, Innventure1 LLC, a Delaware limited liability company (“Innventure1”), WE-INN LLC, an Illinois limited liability company (“WE”) and certain other Members of the Company. The Company, the Members and each other Person who after the date hereof becomes a Member of the Company and becomes a party to this Agreement by executing a Joinder Agreement are sometimes hereinafter referred to individually as a “Party” and, collectively, as the “Parties”.

RECITALS

WHEREAS, the Company was formed under the laws of the State of Delaware by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on March 9, 2017 (the “Certificate of Formation”);

WHEREAS, the Members entered into a limited liability company agreement dated as of January 16, 2017 (the “Original LLC Agreement”) in order to set forth the terms and conditions governing the operation and management of the Company; and

WHEREAS, the Members entered into an amended and restated limited liability company agreement dated as of July 3, 2018 (the “A&R LLC Agreement”) in connection with a reorganization of certain Members’ assets through the contribution of certain ownership interests in Purecycle Technologies LLC and the establishment of Class PCTA Units of the Company with respect thereto, which were then issued in connection with such contributions by certain Members and to otherwise set forth the terms and conditions governing the operation and management of the Company;

WHEREAS, the Members entered into a second amended and restated limited liability company agreement dated as of August 17, 2018 (the “2nd A&R LLC Agreement”) in order to establish the Class I Units as a separate class of membership interests, holding separate assets of the Company and otherwise setting forth the terms and conditions governing the operation and management of the Company;

WHEREAS, the Members entered into a third amended and restated limited liability company agreement dated as of March 31, 2020 (the “3rd A&R LLC Agreement”) in order to recapitalize the Company and otherwise setting forth the terms and conditions governing the operation and management of the Company;

WHEREAS, the Members entered into a First Amendment to Third Amended and Restated Limited Liability Company Agreement dated as of March 15, 2021 (the “1st Amendment”) in order to authorize additional Class A Units;

WHEREAS, the Members entered into a fourth amended and restated limited liability company agreement dated as of September 23, 2021 (the “4th A&R LLC Agreement”) in order to, amongst other things, establish the Class B Preferred Units and Class B-1 Preferred Units as separate classes of membership interests and otherwise setting forth the terms and conditions governing the operation and management of the Company; and

WHEREAS, through this Agreement, the Members desire to amend and restate the 4th A&R LLC Agreement in its entirety in order to, amongst other things, modify the obligations of Innventure1 LLC with respect to its acquisition of Class B-1 Preferred Units and otherwise setting forth the terms and conditions governing the operation and management of the Company.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01

Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in this Section 1.01:

“2nd A&R LLC Agreement” has the meaning set forth in the Recitals.

“3rd A&R LLC Agreement” has the meaning set forth in the Recitals.

“A&R LLC Agreement” has the meaning set forth in the Recitals.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments:

(a)

crediting to such Capital Account any amount that such Member is obligated to restore or is deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704- 2(g)(1) and 1.704-2(i); and

(b)

debiting to such Capital Account the items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

“Adjusted Taxable Income” of a Member for a Fiscal Year (or portion thereof) with respect to Units held by such Member means the U.S. federal taxable income allocated by the Company to the Member with respect to such Units (as adjusted by any final determination in connection with any tax audit or other proceeding) for such Fiscal Year (or portion thereof); provided, that such taxable income shall be computed (a) minus any excess taxable loss or excess taxable credits of the Company for any prior period allocable to such Member with respect to such Units that were not previously taken into account for purposes of determining such Member’s Adjusted Taxable Income in a prior Fiscal Year to the extent such loss or credit would be available under the Code to offset income of the Member (or, as appropriate, the direct or indirect owners of the Member) determined as if the income, loss, and credits from the Company were the only income, loss, and credits of the Member (or, as appropriate, the direct or indirect owners of the Member) in such Fiscal Year and all prior Fiscal Years, and (b) taking into account any special basis adjustment with respect to such Member resulting from an election by the Company under Code Section 754.

“Affiliate” means, with respect to any Person, any other Person who, directly or indirectly (including through one or more intermediaries), controls, is controlled by, or is under common control with, such Person. For purposes of this definition, “control,” when used with respect to any specified Person, shall mean the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise; and the terms “controlling” and “controlled” shall have correlative meanings.

“Agreement” means this Fifth Amended and Restated Limited Liability Company Agreement, as executed and as it may be further amended, modified, supplemented or restated from time to time, as provided herein.

“Amended and Restated Certificate of Formation” means Amended Certificate of Formation filed with the State of Delaware and executed on June 12, 2020.

“Applicable Law” means all applicable provisions of (a) constitutions, treaties, statutes, laws (including the common law), rules, regulations, decrees, ordinances, codes, proclamations, declarations or orders of any Governmental Authority; (b) any consents or approvals of any Governmental Authority; and (c) any orders, decisions, advisory or interpretative opinions, injunctions, judgments, awards, decrees of, or agreements with, any Governmental Authority.

“B-1 Capital Contributions” has the meaning set forth in Section 5.01(b).

“Bankruptcy” means, with respect to a Member, the occurrence of any of the following: (a) the filing of an application by such Member for, or a consent to, the appointment of a trustee of such Member’s assets; (b) the filing by such Member of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing such Member’s inability to pay its debts as they come due; (c) the making by such Member of a general assignment for the benefit of such Member’s creditors; (d) the filing by such Member of an answer admitting the material allegations of, or such Member’s consenting to, or defaulting in answering a bankruptcy petition filed against such Member in any bankruptcy proceeding; or the expiration of sixty (60) days following the entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such Member a bankrupt or appointing a trustee of such Member’s assets.

“BBA” has the meaning set forth in Section 11.04.

“BBA Procedures” has the meaning set forth in Section 11.04.

“Board” has the meaning set forth in Section 8.01.

“Board Schedule” has the meaning set forth in Section 8.02.

“Book Depreciation” means, with respect to any Company asset for each Fiscal Year, the Company’s depreciation, amortization, or other cost recovery deductions determined for federal income tax purposes, except that if the Book Value of an asset differs from its adjusted tax basis at the beginning of such Fiscal Year, Book Depreciation shall be an amount which bears the same ratio to such beginning Book Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero and the Book Value of the asset is positive, Book Depreciation shall be determined with reference to such beginning Book Value using any permitted method selected by the Board in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g)(3).

“Book Value” means, with respect to any Company asset, the adjusted basis of such asset for federal income tax purposes, except as follows:

(a)

the initial Book Value of any Company asset contributed by a Member to the Company shall be the gross Fair Market Value of such Company asset as of the date of such contribution;

(b)

immediately prior to the Distribution by the Company of any Company asset to a Member, the Book Value of such asset shall be adjusted to its gross Fair Market Value as of the date of such Distribution;

(c)

the Book Value of all Company assets shall be adjusted to equal their respective gross Fair Market Values, as reasonably determined by the Members, as of the following times:

(i)

the acquisition of an additional Membership Interest in the Company by a new or existing Member in consideration for more than a de minimis Capital Contribution;

(ii)

the Distribution by the Company to a Member of more than a de minimis amount of property (other than cash) as consideration for all or a part of such Member’s Membership Interest in the Company; and

(iii)

the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g);

provided, that adjustments pursuant to clauses (i), (ii) and (iii) above need not be made if the Board reasonably determines that such adjustment is not necessary or appropriate to reflect the relative economic interests of the Members and that the absence of such adjustment does not adversely and disproportionately affect any Member;

(d)

the Book Value of each Company asset shall be increased or decreased, as the case may be, to reflect any adjustments to the adjusted tax basis of such Company asset pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, that Book Values shall not be adjusted pursuant to this paragraph (d) to the extent that an adjustment pursuant to paragraph (c) above is made in conjunction with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d); and

(e)

if the Book Value of a Company asset has been determined pursuant to paragraph (a) or adjusted pursuant to paragraphs (c) or (d) above, such Book Value shall thereafter be adjusted to reflect the Book Depreciation taken into account with respect to such Company asset for purposes of computing Net Income and Net Losses.

“Budget” has the meaning set forth in Section 8.10.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in the City of New York and the State of Florida are authorized or required to close.

“Capital Account” has the meaning set forth in Section 5.03.

“Capital Contribution” means, for any Member, the total amount of cash and cash equivalents and the Book Value of any property contributed to the Company by such Member.

“Capital Interest Gain or Loss” means an amount computed for each applicable accounting period that is equal to the sum of (i) all items allocated to the Innventus Fund GP pursuant to the Innventus LP Agreement, by reason of, and in proportion to, the Innventus Fund GP’s capital commitment under the Innventus LP Agreement, and (ii) any gains or losses realized (or deemed realized) by the Innventus Fund GP upon the sale or in-kind distribution of securities received in respect of those items described in the foregoing clause (i).

“Carried Interest Clawback Amount” has the meaning set forth in Section 7.01(a)(iv).

“Certificate of Formation” has the meaning set forth in the Recitals.

“Change of Control Transaction” means the acquisition of the Company (or its assets) by another Person by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation, sale, assignment, transfer distribution or issuance of Units with respect to the Company) that results in (a) the Members immediately prior to such transaction not holding, directly or indirectly, at least 50% of the voting power of the surviving or continuing entity or (b) the acquisition by such other Person of all or substantially all of the assets of the LLC.

“Class A Units” means a Class A Unit of the Company.

“Class B Preferred Return” shall mean, with respect to each Class B Preferred Unit, an amount accruing with respect to such Class B Preferred Unit at the rate of six percent (6.0%) per year on the Unreturned Class B Preferred Capital of such Class B Preferred Unit.

“Class B Preferred Capital” shall mean with respect to a holder of Class B Preferred Units, the aggregate Capital Contributions made by such holder with respect to such Class B Preferred Units.

“Class B Preferred Purchase Agreement” has the meaning set forth in Section 5.01(a).

“Class B Preferred Unit” means a Class B Preferred Unit of the Company.

“Class B-1 Preferred Return” shall mean, with respect to each Class B-1 Preferred Unit, an amount accruing with respect to such Class B-1 Preferred Unit at the rate of six percent (6.0%) per year on the Unreturned Class B-1 Preferred Capital of such Class B-1 Preferred Unit.

“Class B-1 Preferred Capital” shall mean with respect to a holder of Class B-1 Preferred Units, the aggregate B-1 Capital Contributions made by such holder with respect to such Class B-1 Preferred Units.

“Class B-1 Preferred Unit” means a Class B-1 Preferred Unit of the Company.

“Class C Units” means a Class C Unit of the Company.

“Class PCTA Business” has the meaning set forth in Section 2.05(b).

“Class PCTA Percentage” for any Member means the percentage calculated by dividing the number of Class PCTA Units held by such Member by the total number of Class PCTA Units issued and outstanding at such time.

“Class PCTA Units” means a Class PCTA Unit of the Company.

“Class I Business” has the meaning set forth in Section 2.05(c).

“Class I Percentage” for any Member means the percentage calculated by multiplying the total number of Class I Units owned by such Member by a fraction, the numerator of which is the number of Class I Units held by such Member and the denominator of which is the total number of Class I Units issued and outstanding at such time.

“Class I Units” means a Class I Unit of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the Preamble.

“Company Interest Rate” has the meaning set forth in Section 7.05(c).

“Company Minimum Gain” means “partnership minimum gain” as defined in Treasury Regulations Section 1.704-2(b)(2), substituting the term “Company” for the term “partnership” as the context requires.

“Company Project” has the meaning set forth in Section 8.11(b).

“Company Subsidiary” means a Subsidiary of the Company.

“Confidential Information” has the meaning set forth in Section 13.03(a).

“Covered Person” has the meaning set forth in Section 9.01(a).

“Delaware Act” means the Delaware Limited Liability Company Act, Title 6, Chapter 18, §§ 18- 101, et seq., and any successor statute, as it may be amended from time to time.

“Developments” has the meaning set forth in Section 8.11(b).

“Director” has the meaning set forth in Section 8.01.

“Disability” means, with respect to any natural Person, such Person’s incapacity due to physical or mental illness that: (a) shall have prevented such Person from performing his or her duties for the Company or any of the Company Subsidiaries on a full-time basis for more than ninety (90) or more consecutive days or an aggregate of one hundred eighty (180) days in any 365-day period; or (b)(i) the Board determines, in compliance with Applicable Law, is likely to prevent such Person from performing such duties for such period of time and (ii) thirty (30) days have elapsed since delivery to such Person of the determination of the Board and such Person has not resumed such performance (in which case the date of termination in the case of a termination for “Disability” pursuant to this clause (b) shall be deemed to be the last day of such 30-day period).

“Distribution” means a distribution made by the Company to a Member, whether in cash, property or securities of the Company and whether by liquidating distribution or otherwise; provided, that none of the following shall be a Distribution: (a) any redemption or repurchase by the Company or any Member of any Units or Unit Equivalents; (b) any recapitalization or exchange of securities of the Company; (c) any subdivision (by a split of Units or otherwise) or any combination (by a reverse split of Units or otherwise) of any outstanding Units; or (d) any fees or remuneration paid to any Member in such Member’s capacity as a service provider for the Company or a Company Subsidiary. “Distribute” when used as a verb shall have a correlative meaning.

“Distribution Threshold” shall have the meaning set forth in Section 7.07.

“Distribution Threshold Unit” shall mean each Unit that the Company determines should be subject to a Distribution Threshold.

“Electronic Transmission” means any form of communication not directly involving the physical transmission of paper that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process.

“Estimated Tax Amount” of a Member for a Fiscal Year means the Member’s Tax Amount for such Fiscal Year as estimated in good faith from time to time by the Board. In making such estimate, the Board shall take into account amounts shown on Internal Revenue Service Form 1065 filed by the Company and similar state or local forms filed by the Company for the preceding taxable year and such other adjustments as the Board reasonably determines are necessary or appropriate to reflect the estimated operations of the Company for the Fiscal Year.

“Excess Amount” has the meaning set forth in Section 7.01(a)(i).

“Fair Market Value” of any asset as of any date means the purchase price that a willing buyer having all relevant knowledge would pay a willing seller for such asset in an arm’s length transaction, as determined in good faith by the Board based on such factors as the Board, in the exercise of its reasonable business judgment, considers relevant.

“Fiscal Year” means the calendar year, unless the Company is required to have a taxable year other than the calendar year, in which case Fiscal Year shall be the period that conforms to its taxable year.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“GP Affiliated Commitment” has the meaning set forth in Section 5.02(a).

“Innventure Business” has the meaning set forth in Section 2.05(a).

“Innventure Business Percentage” for any Member means the percentage calculated by multiplying the total number of Class A Units, Class B Preferred Units, Class B-1 Preferred Units and Class C Units owned by such Member by a fraction, the numerator of which is the number of Class A Units, Class B Preferred Units, Class B-1 Preferred Units and Class C Units held by such Member and the denominator of which is the total number of Class A Units, Class B Preferred Units, Class B-1 Preferred Units and Class C Units issued and outstanding at such time.

“Innventure1 Director” has the meaning set forth in Section 8.02.

“Innventus Clawback Amount” has the meaning set forth in Section 7.03.

“Innventus Fund” has the meaning set forth in Section 2.05(a).

“Innventus Fund GP” has the meaning set forth in Section 2.05(a).

“Innventus Fund Partnership Percentage” has the meaning set forth in Section 2.05(c).

“Innventus LP Agreement” has the meaning set forth in Section 5.02.

“Joinder Agreement” means the joinder agreement in form and substance attached hereto as Exhibit C.

“Liquidator” has the meaning set forth in Section 12.03.

“Losses” has the meaning set forth in Section 9.03.

“Member” means the Members set forth in the Recitals and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Delaware Act. The Members shall constitute the “members” (as that term is defined in the Delaware Act) of the Company.

“Member Nonrecourse Debt” means “partner nonrecourse debt” as defined in Treasury Regulations Section 1.704-2(b)(4), substituting the term “Company” for the term “partnership” and the term “Member” for the term “partner” as the context requires.

“Member Nonrecourse Debt Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if the Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Treasury Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Deduction” means “partner nonrecourse deduction” as defined in Treasury Regulations Section 1.704-2(i), substituting the term “Member” for the term “partner” as the context requires.

“Membership Interest” means an interest in the Company owned by a Member, including such Member’s right (based on the class of Unit or Units held by such Member), as applicable, (a) to a Distributive share of Net Income, Net Losses and other items of income, gain, loss and deduction of the Company; (b) to a Distributive share of the assets of the Company; (c) to vote on, consent to or otherwise participate in any decision of the Members as provided in this Agreement; and (d) to any and all other benefits to which such Member may be entitled as provided in this Agreement or the Delaware Act.

”Member Schedule” has the meaning set forth in Section 3.01.

“Net Income” and “Net Loss” mean, for each Fiscal Year or other period specified in this Agreement, an amount equal to the Company’s taxable income or taxable loss, or particular items thereof, determined in accordance with Code Section 703(a) (where, for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or taxable loss), but with the following adjustments:

(a)

any income realized by the Company that is exempt from federal income taxation, as described in Code Section 705(a)(1)(B), shall be added to such taxable income or taxable loss, notwithstanding that such income is not includable in gross income;

(b)

any expenditures of the Company described in Code Section 705(a)(2)(B), including any items treated under Treasury Regulations Section 1.704-1(b)(2)(iv)(I) as items described in Code Section 705(a)(2)(B), shall be subtracted from such taxable income or taxable loss, notwithstanding that such expenditures are not deductible for federal income tax purposes;

(c)

any gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Book Value of the property so disposed, notwithstanding that the adjusted tax basis of such property differs from its Book Value;

(d)

any items of depreciation, amortization and other cost recovery deductions with respect to Company property having a Book Value that differs from its adjusted tax basis shall be computed by reference to the property’s Book Value (as adjusted for Book Depreciation) in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(g);

(e)

if the Book Value of any Company property is adjusted as provided in the definition of Book Value, then the amount of such adjustment shall be treated as an item of gain or loss and included in the computation of such taxable income or taxable loss; and

(f)

to the extent an adjustment to the adjusted tax basis of any Company property pursuant to Code Sections 732(d), 734(b) or 743(b) is required, pursuant to Treasury Regulations Section 1.704 1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis).

“Nonrecourse Deductions” has the meaning set forth in Treasury Regulations Section 1.704-2(b).

“Nonrecourse Liability” has the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

“Officers” has the meaning set forth in Section 8.08.

“Original LLC Agreement” has the meaning set forth in the Recitals.

“Partnership Representative” has the meaning set forth in Section 11.04.

“Permitted Transfer” means a Transfer of Units carried out pursuant to Section 10.02.

“Permitted Transferee” means a recipient of a Permitted Transfer.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Proposed Transferee” has the meaning set forth in Section 10.03(a).

“Purecycle” has the meaning set forth in Section 2.05(b).

“Purecycle Common Stock” means shares of the common stock of Purecycle and any successor security into which such shares Purecycle may be converted.

“Quarterly Estimated Tax Amount” of a Member for any calendar quarter of a Fiscal Year means the excess, if any, of (a) the product of (i) a quarter (1/4) in the case of the first calendar quarter of the Fiscal Year, half (1/2) in the case of the second calendar quarter of the Fiscal Year, three-quarters (3/4) in the case of the third calendar quarter of the Fiscal Year, and one (1) in the case of the fourth calendar quarter of the Fiscal Year and (ii) the Member’s Estimated Tax Amount for such Fiscal Year over (b) all Distributions previously made during such Fiscal Year to such Member.

“Regulatory Allocations” has the meaning set forth in Section 6.02(e).

“Related Party Agreement” means any agreement, arrangement or understanding between the Company and any of the following: Innventure1, Innventus Fund, or any of their respective members, limited partners, managers or directors, as any such agreement may be amended, modified, supplemented or restated in accordance with the terms of this Agreement.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Sale Notice” has the meaning set forth in Section 10.03(b).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect at the time.

“Selling Member” has the meaning set forth in Section 10.03(a).

“Shortfall Amount” has the meaning set forth in Section 7.01(a)(i).

“Special Purpose Entity” has the meaning set forth in Section 2.05(a).

“Subsidiary” means, with respect to any Person, any other Person of which a majority of the outstanding shares or other equity interests having the power to vote for directors or comparable managers are owned, directly or indirectly, by the first Person.

“Tag-along Notice” has the meaning set forth in Section 10.03(c).

“Tag-along Period” has the meaning set forth in Section 10.03(c).

“Tag-along Sale” has the meaning set forth in Section 10.03(a).

“Tag-along Member” has the meaning set forth in Section 10.03(a).

“Tax Advance” has the meaning set forth in Section 7.01(a)(i).

“Tax Amount” of a Member for a Fiscal Year means the product of (a) the Tax Rate for such Fiscal Year and (b) the Adjusted Taxable Income of the Member for such Fiscal Year with respect to its Units.

“Tax Matters Member” has the meaning set forth in Section 11.04.

“Tax Rate” of a Member, for any period, means the highest effective marginal combined federal, state and local tax rate applicable to an individual residing in Delaware (or, if higher, a corporation doing business in Delaware), taking into account (a) the deductibility of state and local taxes for U.S. federal income tax purposes and (b) the character (for example, long-term or short-term capital gain, ordinary or exempt) of the applicable income.

“Taxing Authority” has the meaning set forth in Section 7.05(b).

“Transfer” means to, directly or indirectly, sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, by operation of law or otherwise, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any Units owned by a Person or any interest (including a beneficial interest) in any Units or Unit Equivalents owned by a Person. “Transfer” when used as a noun shall have a correlative meaning.

“Transferor” and “Transferee” mean a Person who makes or receives a Transfer, respectively.

“Treasury Regulations” means the final or temporary regulations issued by the United States Department of Treasury pursuant to its authority under the Code, and any successor regulations.

“Unit” means a unit representing a fractional part of the Membership Interests of the Members and shall include all classes and types of Units, including, as of the date of this Agreement, the Class A Units, Class B Preferred Units, Class B-1 Preferred Units, Class C Units, Class PCTA Units and Class I Units; provided, that any type or class of Unit shall have the privileges, preference, duties, liabilities, obligations and rights set forth in this Agreement and the Membership Interests represented by such type or class or series of Unit shall be determined in accordance with such privileges, preference, duties, liabilities, obligations and rights.

“Unit Equivalents” means any security or obligation that is by its terms, directly or indirectly, convertible into, exchangeable or exercisable for Units, and any option, warrant or other right to subscribe for, purchase or acquire Units.

“Unreturned Class B Preferred Capital” means, with respect to any Class B Preferred Unit, as of any date, an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made (or deemed to have been made) with respect to such Unit, over (ii) the aggregate amount of prior Distributions made by the Company with respect to such Unit pursuant to ARTICLE VII.

“Unreturned Class B-1 Preferred Capital” means, with respect to any Class B-1 Preferred Unit, as of any date, an amount equal to the excess, if any, of (i) the aggregate amount of Capital Contributions made (or deemed to have been made) with respect to such Unit, over (ii) the aggregate amount of prior Distributions made by the Company with respect to such Unit pursuant to ARTICLE VII.

“WE Director” has the meaning set forth Section 8.02.

“Withholding Advances” has the meaning set forth in Section 7.05(b).

Section 1.02

Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. The definitions given for any defined terms in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Articles, Sections, and Exhibits mean the Articles and Sections of, and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting an instrument or causing any instrument to be drafted. The Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

ARTICLE II
ORGANIZATION

Section 2.01

Formation.

(a)

The Company was formed on the date set forth in the Certificate of Formation, pursuant to the provisions of the Delaware Act, upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware. The Original LLC Agreement was entered into by the Members on January 16, 2017. This Agreement amends, restates and supersedes the 4th A&R LLC Agreement.

(b)

This Agreement shall constitute the “limited liability company agreement” (as that term is used in the Delaware Act) of the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Delaware Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be under the Delaware Act in the absence of such provision, this Agreement shall, to the extent permitted by the Delaware Act, control.

Section 2.02

Name. The name of the Company is “Innventure LLC” after being changed from its previous name: “We-Innventure LLC.” Hereinafter any new name for the Company may be designated by the Board from time to time; provided, that the name shall always contain the words “Limited Liability Company” or the abbreviation “L.L.C.” or the designation “LLC.” The Board shall give prompt notice to the Members of any change to the name of the Company.

Section 2.03

Principal Office. The principal office of the Company is located at the address set forth in the Amended and Restated Certificate of Formation, or such other place as may from time to time be determined by the Board. The Board shall give prompt notice of any such change to each of the Members.

Section 2.04

Registered Office; Registered Agent.

(a)

The registered office of the Company shall be the office of the initial registered agent named in the Amended and Restated Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

(b)

The registered agent for service of process on the Company in the State of Delaware shall be the initial registered agent named in the Amended and Restated Certificate of Formation or such other Person or Persons as the Board may designate from time to time in the manner provided by the Delaware Act and Applicable Law.

Section 2.05

Purpose; Powers. The purposes of the Company shall be specific to each class of Units of the Company.

(a)

The purpose of the business to be conducted through the Class A Units, Class B Preferred Units, Class B-1 Preferred Units and Class C Units is to engage in general private fund management activities and services and the creation and operation of various operating companies by creating and controlling one or more subsidiary companies structured as special purpose entities (each a “Special Purpose Entity”) and any and all activities necessary or incidental thereto or otherwise deemed in the best interest of the Company by the Board (collectively, the “Innventure Business”). Innventure GP, LLC, a wholly owned Delaware limited liability company (the “Innventus Fund GP”), is a Special Purpose Entity created by the Company to act as the general partner of Innventus Fund I, L.P. (the “Innventus Fund”). As part of the Innventure Business, it is anticipated that the Company will, through one or more additional Special Purpose Entities, (i) create new partially-owned subsidiaries for the purposes of commercializing, by way of a license, various technologies and/or other intellectual property owned by third parties, and (ii) cause the Innventus Fund to consummate cash investments into such subsidiaries. To be free from doubt: (A) all rights and obligations of the Company with respect to its interest in the Innventus Fund not solely related to the Innventus Fund Partnership Percentage defined in Section 2.05(c); and (B) all shares of Purecycle Common Stock contributed to the Innventure Business under Section 5.01(b)(B), constitute part of the Innventure Business.

(b)

The purpose of the business to be conducted through the Class PCTA Units is to hold, vote and dispose of the shares of Purecycle Common Stock of Purecycle Technologies, Inc., a Delaware corporation (“Purecycle”) held by the Company (the “Class PCTA Business”) that are not contributed by Innventure1 to the Innventure Business pursuant to Section 5.01(b)(B).

(c)

The purpose of the business to be conducted through the Class I Units is to hold, vote (to the extent that a voting role is associated with such asset) and dispose of the Partnership Percentage (as defined in the Innventus LP Agreement and, hereinafter, the “Innventus Fund Partnership Percentage”) in the Innventus Fund held by Innventus Fund GP with respect to its GP Affiliated Commitment (the “Class I Business”).

(d)

The Company shall have all the powers necessary or convenient to carry out the purposes for which it is formed, including the powers granted by the Delaware Act.

(e)

It is agreed and understood that any use of the “Wasson Enterprise” and/or “Greg Wasson” name, as well as the name of any Affiliate, within any press releases, marketing materials, promotional materials or similar materials of either the Company or any of its Affiliates will require the prior, written consent of Greg Wasson.

Section 2.06

Term. The term of the Company commenced on the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware and shall continue in existence perpetually until the Company is dissolved in accordance with the provisions of this Agreement.

Section 2.07

No State-Law Partnership. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and, to the extent permissible, the Company shall elect to be treated as a partnership for such purposes. The Company and each Member shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and no Member shall take any action inconsistent with such treatment. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member, Manager or Officer of the Company shall be a partner or joint venturer of any other Member, Manager or Officer of the Company, for any purposes other than as set forth in the first sentence of this Section 2.07.

ARTICLE III
UNITS

Section 3.01

Units Generally. The Company shall have four separate classes of Units with separate assets associated with each such class that are separate and independent from the assets of each other class. The classes shall be identified as “Class A,” “Class B Preferred,” “Class B-1 Preferred Units,” “Class C” “Class PCTA” and “Class I” and the Members, management and assets associated with each class shall be as set forth in this Agreement. The Membership Interests of the Members associated with each class shall be represented by issued and outstanding Units referred to as the “Class A Units,” “Class B Preferred Units,” “Class B-1 Preferred Units,” “Class C Units,” “Class PCTA Units” and “Class I Units”, respectively. The privileges, preference, duties, obligations and rights, including voting rights, rights to Net Income and Net Losses and Distributions of a particular class will be attributed only to the Members holding Units of that class. The Board shall maintain a schedule of all Members, their respective mailing addresses and the amount and class of Units held by them (the “Member Schedule”) and shall update the Members Schedule upon the issuance or Transfer of any Units to any new or existing Member. A copy of the Members Schedule as of the execution of this Agreement is attached hereto as Exhibit A.

Section 3.02

Assets and Units of Each Class.

(a)

Class A, Class B Preferred, Class B-1 Preferred and Class C. Class A, Class B Preferred, Class B-1 Preferred and Class C shall participate as set forth in this Agreement in the Innventure Business and all assets of the Company not held within Class PCTA or Class I. As of the date hereof, 10,975,000 Class A Units are authorized of which 10,875,000 Class A Units are issued and outstanding to the Members, in the amounts set forth on the Members Schedule, 3,608,545 Class B Preferred Units are authorized of which zero Class B Preferred Units are issued and outstanding to the Members, 2,600,000 Class B-1 Preferred Units are authorized of which zero Class B-1 Preferred Units are issued and outstanding to the Members and 1,453,125 Class C Units are authorized of which 453,125 Class C Units are issued and outstanding to the Members. Class C Units and any other Units issued for services shall be Profits Interests issued in exchange for services. Each Class C Unit shall be issued pursuant to a grant agreement, which shall set forth such additional terms and conditions concerning the Class C Unit, including the vesting and forfeiture terms for such Class C Unit, as shall be determined by the Board as of the time of the award. All Class C Units, whether vested or unvested, shall share in the allocation of Profits and Losses and items of income, gain, loss and deduction as provided in Article VI and Distributions as provided in Article VII unless and until such Class C Units are forfeited but, irrespective of whether or not such Class C Units are vested, shall be subject to the other limitations set forth herein. The Class C Units constitute a class of Unit created by the Company as incentive equity, which, pursuant to Section 4(a) of that certain Unit Issuance and Restriction Agreement entered into with Roland Austrup as of March 15, 2021 (the “Austrup Grant Agreement”), automatically converted the 453,125 Class A Units previously held by Roland Austrup into Class C Units, on a one-to-one basis, as set forth on the Member Schedule. The number of authorized Class A Units has accordingly been reduced to 10,975,000 in order to reflect the conversion of such Class A Units. The Class C Units held by Roland Austrup shall continue to be subject to all terms of the Austrup Grant Agreement.

(b)

Class PCTA. Class PCTA shall be entitled to any distributions and proceeds from all shares of Purecycle Common Stock held by the Company that are not contributed by Innventure1 to the Innventure Business in exchange for Class B-1 Preferred Units pursuant to Section 5.01(b)(B). As of the date hereof, 3,982,675 Class PCTA Units are issued and outstanding to Innventure1, as set forth on the Members Schedule.

(c)

Class I. Class I shall be entitled to any distributions and proceeds from the Company’s indirect interest in the Innventus Fund Partnership Percentage directly held by Innventus Fund GP. As of the date hereof and hereafter, 1,000,000 Class I Units are and shall remain issued to WE as set forth on the Members Schedule.

Section 3.03

Certification of Units.

(a)

The Board in its sole discretion may, but shall not be required to, issue certificates to the Members representing the Units held by such Member and any such Units shall be denominated as to the specific class thereof.

(b)

In the event that the Board shall issue certificates representing Units in accordance with Section 3.03(a), then in addition to any other legend required by Applicable Law, all certificates representing issued and outstanding Units shall bear a legend substantially in the following form:

THE UNITS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT AMONG THE COMPANY AND ITS MEMBERS, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE UNITS REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT.

THE UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER SUCH ACT AND LAWS, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.

ARTICLE IV
MEMBERS

Section 4.01

Admission of New Members.

(a)

Except as set forth in Section 8.05(d), new Members may be admitted from time to time with approval from the Board (i) in connection with the issuance of Membership Interests by the Company, and (ii) in connection with a Transfer of Membership Interests, subject to compliance with the provisions of ARTICLE X, and in either case, following compliance with the provisions of Section 4.01(b).

(b)

In order for any Person not already a Member of the Company to be admitted as a Member, whether pursuant to an issuance or Transfer of Units, such Person shall have executed and delivered to the Company a written undertaking substantially in the form of the Joinder Agreement. Upon the amendment of the Members Schedule by the Board and the satisfaction of any other applicable conditions, including, if a condition, the receipt by the Company of payment for the issuance of the applicable Units, such Person shall be admitted as a Member and deemed listed as such on the books and records of the Company and thereupon shall be issued his, her or its Units. The Board shall also adjust the Capital Accounts of the Members as necessary in accordance with Section 5.03.

Section 4.02

Representations and Warranties of Members. By execution and delivery of this Agreement or a Joinder Agreement, as applicable, each of the Members, whether admitted as of the date hereof or pursuant to Section 4.01, represents and warrants to the Company and acknowledges that:

(a)

The Units have not been registered under the Securities Act or the securities laws of any other jurisdiction, are issued in reliance upon federal and state exemptions for transactions not involving a public offering and cannot be disposed of unless (i) they are subsequently registered or exempted from registration under the Securities Act and (ii) the provisions of this Agreement have been complied with;

(b)

Such Member is an “accredited investor” within the meaning of Rule 501 promulgated under the Securities Act, and agrees that it will not take any action that could have an adverse effect on the availability of the exemption from registration provided by Rule 501 promulgated under the Securities Act with respect to the offer and sale of the Units;

(c)

Such Member’s Units are being acquired for its own account solely for investment and not with a view to resale or distribution thereof;

(d)

Such Member has conducted its own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries and such Member acknowledges that it has been provided adequate access to the personnel, properties, premises and records of the Company and the Company Subsidiaries for such purpose;

(e)

The determination of such Member to acquire Units has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and the Company Subsidiaries that may have been made or given by any other Member or by any agent or employee of any other Member;

(f)

Such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed decision with respect thereto;

(g)

Such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time;

(h)

The execution, delivery and performance of this Agreement or the Joinder Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default in any material respect under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound;

(i)

This Agreement is valid, binding and enforceable against such Member in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, and other similar laws of general applicability relating to or affecting creditors’ rights or general equity principles (regardless of whether considered at law or in equity); and

(j)

Neither the issuance of any Units to any Member nor any provision contained herein will entitle the Member to remain in the employment of the Company or any Company Subsidiary or affect the right of the Company or any Company Subsidiary to terminate the Member’s employment at any time for any reason, other than as otherwise provided in such Member’s employment agreement or other similar agreement with the Company or Company Subsidiary, if applicable.

None of the foregoing shall replace, diminish, or otherwise adversely affect any Member’s representations and warranties made by it in any unit purchase agreement.

Section 4.03

No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Member will be obligated personally for any debt, obligation or liability of the Company or of any Company Subsidiaries or other Members, whether arising in contract, tort or otherwise, solely by reason of being a Member.

Section 4.04

No Withdrawal. A Member shall not cease to be a Member as a result of the Bankruptcy of such Member or as a result of any other events specified in § 18-304 of the Delaware Act. So long as a Member continues to hold any Units, such Member shall not have the ability to withdraw or resign as a Member prior to the dissolution and winding up of the Company and any such withdrawal or resignation or attempted withdrawal or resignation by a Member prior to the dissolution or winding up of the Company shall be null and void. As soon as any Person who is a Member ceases to hold any Units, such Person shall no longer be a Member.

Section 4.06

Death. The death of any Member shall not cause the dissolution of the Company. In such event the Company and its business shall be continued by the remaining Member or Members and the Units owned by the deceased Member shall automatically be Transferred to such Member’s heirs; provided, that within a reasonable time after such Transfer, the applicable heirs shall sign a written undertaking substantially in the form of the Joinder Agreement.

Section 4.07

Voting by Class.

(a)

Except as otherwise provided by this Agreement or as otherwise required by the Delaware Act or Applicable Law:

(i)

each Member shall be entitled to one vote per Unit on all matters upon which the Members have the right to vote under this Agreement;

(ii)

except as set forth in this Agreement regarding Class A Units, Class B Units and Class B-1 Preferred Units with respect to the Innventure Business and all assets of the Company not held within Class PCTA or Class I: (i) any vote with respect to each class, or relating to the assets held within such class, shall only be made by the holders of Units of such class; (ii) the holders of Units of any other class, by virtue of their ownership of Units of a different class, shall not be entitled to vote on any matters required or permitted to be voted on by the Members holding Units of any other class; and (iii) the Class C Units shall be nonvoting with respect to any and all matters except as required by Applicable Law;

(iii)

as to any member vote by the Company with respect to its Purecycle Common Stock, each Member holding Class PCTA Units shall be entitled to vote the number of Purecycle Common Stock held by the Company in its Class PCTA Business (i.e. not contributed to the Innventure Business by Innventure1 under Section 5.01(b)(B)) equal to such Member’s Class PCTA Percentage;

(iv)

as to any member vote by the Company or member vote by Innventus Fund GP with respect to Innventus Fund GP’s role as general partner of the Innventus Fund not solely related to the Innventus Fund Partnership Percentage, each Member holding Class A Units, Class B Preferred Units and/or Class B-1 Preferred Units shall be entitled to vote its Class A Units, Class B Preferred Units and/or Class B-1 Preferred Units, calculated as a single class;

(v)

as to any member vote by the Company or member vote by Innventus Fund GP solely with respect to Innventus Fund GP’s Innventus Fund Partnership Percentage, each Member holding Class I Units shall be entitled to vote its Class I Units; and

(vi)

as to any member vote by the Company not described in Sections 4.07(a)(ii)-(vi), each Member holding Class A Units, Class B Preferred Units and/or Class B-1 Preferred Units shall be entitled to vote its Class A Units, Class B Preferred Units and/or Class B-1 Preferred Units, calculated as a single class.

Section 4.08

Meetings.

(a)

Voting Units. As used herein, the term “Voting Units” shall mean:

(i)

the Class A Units, Class B Units and Class B-1 Preferred Units (and not the Class C Units which are non-voting Units), calculated as a single class, for purposes of calling or holding any meeting of the Members holding Class A Units, Class B Preferred Units, Class B-1 Preferred Units and/or Class C Units, providing notice of such a meeting, forming a quorum for such a meeting, or taking any action by vote at a meeting or by written consent without a meeting, in all cases to take any action or conduct any business;

(ii)

the Class PCTA Units, for purposes of calling or holding any meeting of the Members holding Class PCTA Units, providing notice of such a meeting, forming a quorum for such a meeting, or taking any action by vote at a meeting or by written consent without a meeting, in all cases to take any action or conduct any business; and

(iii)

the Class I Units, for purposes of calling or holding any meeting of the Members holding Class I Units, providing notice of such a meeting, forming a quorum for such a meeting, or taking any action by vote at a meeting or by written consent without a meeting, in all cases to take any action or conduct any business.

(b)

Calling the Meeting. Meetings of the Members holding Units of a certain class may be called by the Board or a Member or group of Members holding more than seventy-five percent (75%) of the then-outstanding votes attributable to the relevant Voting Units of such class. Only Members who hold the relevant Voting Units (“Voting Members”) shall have the right to attend meetings of the Members.

(c)

Notice. Written notice stating the place, date and time of the meeting and, in the case of a meeting of the Members not regularly scheduled, describing the purposes for which the meeting is called, shall be delivered not fewer than ten (10) days and not more than thirty (30) days before the date of the meeting to each Voting Member, by or at the direction of the Board or the Member(s) calling the meeting, as the case may be. The Voting Members may hold meetings at the Company’s principal office or at such other place as the Board or the Member(s) calling the meeting may designate in the notice for such meeting.

(d)

Participation. Any Voting Member may participate in a meeting of the Voting Members by means of conference telephone or other communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(e)

Vote by Proxy. On any matter that is to be voted on by Voting Members, a Voting Member may vote in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by Applicable Law. Every proxy shall be revocable in the discretion of the Voting Member executing it unless otherwise provided in such proxy; provided, that such right to revocation shall not invalidate or otherwise affect actions taken under such proxy prior to such revocation.

(f)

Conduct of Business. The business to be conducted at such meeting need not be limited to the purpose described in the notice and can include business to be conducted by Voting Members holding Class A Units, Class B Preferred Units, Class B-1 Preferred Units, Class PCTA Units or Class I Units, as the case may be; provided, that the appropriate Voting Members shall have been notified of the meeting in accordance with Section 4.08(c); and provided, further, that any Voting Member holding the appropriate Voting Units shall have the right to request removal from the meeting of any Voting Member that does not hold any of the applicable class of Units prior to any discussion of business at the meeting for which such Units do not have a vote pursuant to the provisions of this Agreement. Attendance of a Member at any meeting shall constitute a waiver of notice of such meeting, except where a Member attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 4.09

Quorum. A quorum of any meeting of the Voting Members shall require the presence of the Members holding a majority of the appropriate Voting Units held by all Members. Subject to Section 4.10, no action at any meeting may be taken by the Members unless the appropriate quorum is present. Subject to Section 4.10, no action may be taken by the Members at any meeting at which a quorum is present without the affirmative vote of Members holding a majority of the appropriate Voting Units held by all Members.

Section 4.10          Action Without Meeting. Notwithstanding the provisions of Section 4.09, any matter that is to be voted on, consented to or approved by Voting Members may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by Electronic Transmission, by a Member or Members holding not less than seventy-five percent (75%) of the appropriate Voting Units held by all Members of such class. A record shall be maintained by the Board of each such action taken by written consent of a Member or Members.

Section 4.11

Power of Members. The Members shall have the power to exercise any and all rights or powers granted to Members pursuant to the express terms of this Agreement and the Delaware Act. Except as otherwise specifically provided by this Agreement or required by the Delaware Act, no Member, in its capacity as a Member, shall have the power to act for or on behalf of, or to bind, the Company.

Section 4.12

No Interest in Company Property. No real or personal property of the Company shall be deemed to be owned by any Member individually, but shall be owned by, and title shall be vested solely in, the Company. Without limiting the foregoing, each Member hereby irrevocably waives during the term of the Company any right that such Member may have to maintain any action for partition with respect to the property of the Company.

ARTICLE V

CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

Section 5.01

Capital Contributions.

(a)

Sale of Class B Preferred Units. Each Member purchasing Class B Preferred Units, severally, but not jointly, commits to make the Capital Contributions in cash in the amounts set forth in that certain Class B Preferred Unit Purchase Agreement (the “Class B Preferred Purchase Agreement”) between the Company and such Members dated as of September 2021.

(b)

Innventure1 Class B-1 Preferred Units. Innventure1 hereby agrees that it will obtain Class B-1 Preferred Units by causing the Company to distribute shares of PureCycle Common Stock held by it in the Class PCTA Business back to Innventure1, as the originally contributing member, and, at the election of Innventure1, either (A) investing the after-tax net proceeds from the sale of such shares of Purecycle Common Stock; or (B) contributing such shares of PureCycle Common Stock back to the Company as an in-kind Capital Contribution, each in exchange for Class B-1 Preferred Units (in either case (A) or (B), collectively, the “B-1 Capital Contributions”) (all references to Class PCTA Units in this Section 5.01(b) shall be adjusted for any spit or combination of PCTA Units).

(i)

Timing of Class B-1 Unit Acquisitions by Innventure1. The timing of the B-1 Capital Contributions required by this Section 5.01(b) is intended to correspond to the release of the contractual restrictions of the Company under that certain Lock-Up Agreement with respect to the Purecycle Common Stock between the Company and Purecycle. Nothing in this Section 5.01(b) shall prevent Innventure1 from making B-1 Capital Contributions required by this Section 5.01(b) at a prior date than required under this Section 5.01(b).

(A)

With respect to up to 500,000 PCTA Units held by Innventure1, as soon as practicable after April 1, 2022, Innventure1 shall so acquire Class B-1 Preferred Units in an amount equal to the lesser of: (A) 500,000 PCTA Units; or (B) the number of PCTA Units calculated by multiplying 1,000,000 by a fraction, the numerator of which is the aggregate purchase price for all Class B Preferred Units then purchased under the Class B Preferred Purchase Agreement and the denominator of which is $25,000,000; and

(B)

With respect to the number of Class PCTA Units equal to 1,000,000 PCTA Units minus the aggregate number of PCTA Units previously used by Innventure1 in the acquisition of Class B-1 Preferred Units pursuant to this Section 5.01(b) at such time, as soon as practicable after the date on which the Purecycle Ironton, Ohio plant becomes operational, as certified by Leidos in accordance with that certain Limited Offering Memorandum, dated September 23, 2020 (in connection with the bond offering by Southern Ohio Port Authority to Purecycle: Ohio LLC), Innventure1 shall so acquire Class B-1 Preferred Units.

(ii)

Price of Class B-1 Preferred Units; Deemed Value of In-Kind Shares Contributed. Except as set forth in this Section 5.01(b)(ii), the Capital Contribution for Class B-1 Preferred Units acquired by Innventure1 pursuant to this Section 5.08(b) shall be equal to the price paid by the purchasers of Class B Preferred Units under the Class B Preferred Purchase Agreement. In the case of an in-kind Capital Contribution contemplated by Section 5.01(b)(B), above, each share of PureCycle Common Stock so contributed shall have a deemed dollar value equal to the product of the weighted average of the per share closing price as defined by SEC Rule 10b-18 for one (1) share of PureCycle Common Stock for each full trading day during the 30-day period ending on the date of such transfer; multiplied by .8.

Section 5.02

Additional Capital Contributions.

(a)

Any future Capital Contributions made by any Member to the Company to be contributed by the Company to Innventus Fund GP in order for Innventus Fund GP to then, in turn, contribute such amounts to the Innventus Fund in fulfillment of Innventus Fund GP’s “GP Affiliated Commitment” (as defined in that certain Innventus Fund I, L.P. Limited Partnership Agreement (the “Innventus LP Agreement”), as the general partner thereunder, hereinafter in this Agreement, the “GP Affiliated Commitment”) shall not result in the issuance of any additional Class I Units in the Company.

(b)

Each Member hereby covenants and agrees to timely make any and all Capital Contributions to the Company as required of such Member in order to fulfill such Member’s obligation to return Distributions to the Company pursuant to Section 7.01(a)(iv) or Section 7.04.

(c)

No Member shall be required to make any additional Capital Contributions to the Company beyond those set forth in Section 5.01 and Section 5.02(b).

(d)

No Member shall be required to lend any funds to the Company and no Member shall have any personal liability for the payment or repayment of any Capital Contribution by or to any other Member.

Section 5.03

Maintenance of Capital Accounts. The Company shall establish and maintain for each Member a separate capital account (a “Capital Account”) on its books and records in accordance with this Section 5.03. Each Capital Account shall be established and maintained in accordance with the following provisions:

(a)

Each Member’s Capital Account shall be increased by the amount of:

(i)

such Member’s Capital Contributions, including such Member’s initial Capital Contribution and any additional Capital Contributions;

(ii)

any Net Income or other item of income or gain allocated to such Member pursuant to ARTICLE VI; and

(iii)

any liabilities of the Company that are assumed by such Member or secured by any property Distributed to such Member.

(b)

Each Member’s Capital Account shall be decreased by:

(i)

the cash amount or Book Value of any property Distributed to such Member pursuant to ARTICLE VII and Section 12.03;

(ii)

the amount of any Net Loss or other item of loss or deduction allocated to such Member pursuant to ARTICLE VI and

(iii)

the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company.

Section 5.04

Succession Upon Transfer. In the event that any Units are Transferred in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the Transferor to the extent it relates to the Transferred Units and, subject to Section 10.4, shall receive allocations and Distributions pursuant to the terms of this Agreement in respect of such Units.

Section 5.05

Negative Capital Accounts. In the event that any Member shall have a deficit balance in his, her or its Capital Account, such Member shall have no obligation, during the term of the Company or upon dissolution or liquidation thereof, to restore such negative balance or make any Capital Contributions to the Company by reason thereof, except as may be required by Applicable Law or in respect of any negative balance resulting from a withdrawal of capital or dissolution in contravention of this Agreement.

Section 5.06

No Withdrawals from Capital Accounts. No Member shall be entitled to withdraw any part of his, her or its Capital Account or to receive any Distribution from the Company, except as otherwise provided in this Agreement. No Member shall receive any interest, salary or drawing with respect to its Capital Contributions or its Capital Account, except as otherwise provided in this Agreement. The Capital Accounts are maintained for the sole purpose of allocating items of income, gain, loss and deduction among the Members and shall have no effect on the amount of any Distributions to any Members, in liquidation or otherwise.

Section 5.07

Treatment of Loans from Members. Loans by any Member to the Company shall not be considered Capital Contributions and shall not affect the maintenance of such Member’s Capital Account, other than to the extent provided in Section 5.03(a)(iii), if applicable.

Section 5.08

Modifications. The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. If the Board determines that it is prudent to modify the manner in which the Capital Accounts, or any increases or decreases to the Capital Accounts, are computed in order to comply with such Treasury Regulations, the Board may authorize such modifications.

ARTICLE VI
ALLOCATIONS

Section 6.01

Allocation of Net Income and Net Loss. All items of Net Income and Net Loss shall be determined separately for the Innventure Business, the Class PCTA Business and the Class I Business. Except as provided in Section 6.02, for each Fiscal Year (or portion thereof), Net Income and Net Loss with respect to the Innventure Business (and, to the extent necessary, individual items of income, gain, loss or deduction) shall be allocated among the Members holding Class A Units, Class B Preferred Units, Class B-1 Preferred Units and Class C Units in a manner such that, after giving effect to Section 6.02, the Capital Account balance of each Member, immediately after making such allocations, is, as nearly as possible, equal to (i) the distributions that would be made to such Member pursuant to Section 7.01(b) if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their book value, all Company liabilities were satisfied (limited with respect to each Nonrecourse Liability to the book value of the assets securing such liability), and the net assets of the Company were distributed, in accordance with Section 7.01(b), to such Members immediately after making such allocations, minus (ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, computed immediately prior to the hypothetical sale of assets. For each Fiscal Year (or portion thereof), after giving effect to the special allocations set forth in Section 6.02, Net Income and Net Loss of the Company with respect to the Class PCTA Business shall be allocated among the holders of Class PCTA Units pro rata in accordance with their respective Class PCTA Percentage. For each Fiscal Year (or portion thereof), after giving effect to the special allocations set forth in Section 6.02, Net Income and Net Loss of the Company with respect to the Class I Business shall be allocated among the holders of Class I Units pro rata in accordance with their respective Class I Percentage.

Section 6.02

Regulatory and Special Allocations. Notwithstanding the provisions of Section 6.01:

(a)

If there is a net decrease in Company Minimum Gain (determined according to Treasury Regulations Section 1.704-2(d)(1)) during any Fiscal Year, each Member shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Member’s share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g). The items to be so allocated shall be determined in accordance with Treasury Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.02 is intended to comply with the “minimum gain chargeback” requirement in Treasury Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(b)

Member Nonrecourse Deductions shall be allocated in the manner required by Treasury Regulations Section 1.704-2(i). Except as otherwise provided in Treasury Regulations Section 1.704-2(i)(4), if there is a net decrease in Member Nonrecourse Debt Minimum Gain during any Fiscal Year, each Member that has a share of such Member Nonrecourse Debt Minimum Gain shall be specially allocated Net Income for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to that Member’s share of the net decrease in Member Nonrecourse Debt Minimum Gain. Items to be allocated pursuant to this paragraph shall be determined in accordance with Treasury Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.02(b) is intended to comply with the “minimum gain chargeback” requirements in Treasury Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(c)

Nonrecourse Deductions shall be allocated to the Members of each class in accordance with their Units of such class.

(d)

In the event any Member unexpectedly receives any adjustments, allocations or Distributions described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), Net Income shall be specially allocated to such Member in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit created by such adjustments, allocations or Distributions as quickly as possible. This Section 6.02(d) is intended to comply with the qualified income offset requirement in Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(e)

The allocations set forth in paragraphs (a), (b), (c) and (d) above (the “Regulatory Allocations”) are intended to comply with certain requirements of the Treasury Regulations under Code Section 704. Notwithstanding any other provisions of this ARTICLE VI (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating Net Income and Net Losses among Members of any class so that, to the extent possible, the net amount of such allocations of Net Income and Net Losses and other items and the Regulatory Allocations to each Member with respect to such class shall be equal to the net amount that would have been allocated to such Member if the Regulatory Allocations had not occurred.

Section 6.03

Tax Allocations.

(a)

Subject to Section 6.03(b), Section 6.03(c) and Section 6.03(d), all income, gains, losses and deductions of the Company shall be allocated, for federal, state and local income tax purposes, among the Members in accordance with the allocation of such income, gains, losses and deductions pursuant to Section 6.01 and Section 6.02, except that if any such allocation for tax purposes is not permitted by the Code or other Applicable Law, the Company’s subsequent income, gains, losses and deductions shall be allocated among the Members for tax purposes, to the extent permitted by the Code and other Applicable Law, so as to reflect as nearly as possible the allocation set forth in Section 6.01 and Section 6.02.

(b)

Items of Company taxable income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall be allocated among the Members in accordance with Code Section 704(c) and the traditional method with curative allocations of Treasury Regulations Section 1.704-3(c), so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its Book Value.

(c)

If the Book Value of any Company asset is adjusted pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(f) as provided in clause (c) of the definition of Book Value, subsequent allocations of items of taxable income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Book Value in the same manner as under Code Section 704(c).

(d)

Allocations of tax credit, tax credit recapture and any items related thereto shall be allocated to the Members according to their interests in such items as determined by the Board taking into account the principles of Treasury Regulations Section 1.704-1(b)(4)(ii).

(e)

Allocations pursuant to this Section 6.03 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Losses, Distributions or other items pursuant to any provisions of this Agreement.

Section 6.04

Allocations in Respect of Transferred Units. In the event of a Transfer of Units during any Fiscal Year made in compliance with the provisions of ARTICLE X, Net Income, Net Losses and other items of income, gain, loss and deduction of the Company attributable to such Units for such Fiscal Year shall be determined using the interim closing of the books method.

Section 6.05

Curative Allocations. In the event that the Partnership Representative determines, after consultation with counsel experienced in income tax matters, that the allocation of any item of Company income, gain, loss or deduction is not specified in this ARTICLE VI (an “Unallocated Item”), or that the allocation of any item of Company income, gain, loss or deduction hereunder is clearly inconsistent with the Members’ economic interests in the Company (determined by reference to the general principles of Treasury Regulations Section 1.704-1(b) and the factors set forth in Treasury Regulations Section 1.704-1(b)(3)(ii)) (a “Misallocated Item”), then the Board may allocate such Unallocated Items, or reallocate such Misallocated Items, to reflect such economic interests; provided, that no such allocation will be made without the prior consent of each Member that would be adversely and disproportionately affected thereby; and provided, further, that no such allocation shall have any material effect on the amounts Distributable to any Member, including the amounts to be Distributed upon the complete liquidation of the Company.

Section 6.06

Forfeiture Allocations. If any unvested Class C Unit is forfeited, the Company shall make forfeiture allocations with respect to such Unit in accordance with Proposed Regulation §1.704- 1(b)(4)(xii) or such other official guidance as shall be applicable.

ARTICLE VII
DISTRIBUTIONS

Section 7.01

Distributions of Cash Flow and Capital Proceeds from Innventure Business.

(a)

The Board shall have sole discretion regarding the amounts and timing of Distributions to Members participating in the Innventure Business, including to decide to forego payment of Distributions in order to provide for the retention and establishment of reserves of, or payment to any Person of, such funds as it deems necessary with respect to the reasonable business needs of the Company (which needs may include the payment or the making of provision for the payment when due of the Company’s obligations, including, but not limited to, present and anticipated debts and obligations, capital needs and expenses, the payment of any management or administrative fees and expenses, and reasonable reserves for contingencies). Notwithstanding the foregoing, the Board shall make the following Distributions:

(i)

Tax Advances. Subject to Section 7.01(a) and any restrictions in the Company’s then-applicable debt-financing arrangements, at least five (5) days before each date prescribed by the Code for a calendar-year corporation to pay quarterly installments of estimated tax, the Company shall use its best commercial efforts to Distribute cash to each Member in proportion to and to the extent of such Member’s Quarterly Estimated Tax Amount for the applicable calendar quarter (each such Distribution, a “Tax Advance”). If, at any time after the final Quarterly Estimated Tax Amount has been Distributed pursuant to this Section 7.01(a)(i) with respect to any Fiscal Year, the aggregate Tax Advances to any Member with respect to such Fiscal Year are less than such Member’s Tax Amount for such Fiscal Year (a “Shortfall Amount”), then the Company shall use commercially reasonable efforts to Distribute cash in proportion to and to the extent of each Member’s Shortfall Amount. The Company shall use commercially reasonable efforts to Distribute Shortfall Amounts with respect to a Fiscal Year prior to the expiration of seventy-five (75) days into the next succeeding Fiscal Year; provided, that if the Company has made Distributions other than pursuant to this Section 7.01(a)(i), the Board may apply such Distributions to reduce any Shortfall Amount. If the aggregate Tax Advances made to any Member pursuant to this Section 7.01(a)(i) for any Fiscal Year exceed such Member’s Tax Amount (an “Excess Amount”), such Excess Amount shall reduce subsequent Tax Advances that would be made to such Member pursuant to this Section 7.01(a)(i), except to the extent taken into account as an advance as set forth in the following sentence. Except for Tax Advances with respect to allocations of income from the sale of PureCycle Common Stock contributed to the Innventure Business by Innventure1 under Section 5.01(b)(B)) to the extent that such allocations are attributable to built-in gains from such contributed shares pursuant to Code Section 704(c) (which shall not be offset from later Distributions), any Distributions made pursuant to this Section 7.01(a)(i), shall be treated for purposes of this Agreement as advances on Distributions pursuant to Section 7.01(b) and shall reduce, dollar-for-dollar, the amount otherwise Distributable to such Member pursuant to Section 7.01(b).

(ii)

Management Fees. The Board shall, within forty-five (45) days of the end of any Fiscal Year, use its best commercial efforts to Distribute to each Member holding Class A Units, Class B Preferred Units, Class B-1 Preferred Units or Class C Units, in proportion to its respective Innventure Business Percentage, the net cash proceeds that the Company received from management fees collected by it during such Fiscal Year related to the Innventus Fund and portfolio company management activities, net of customary investment expenses and costs of the Company, amounts paid or payable in respect of any loan or other indebtedness of the Company, and the amount of reasonable reserves established by the Board in its discretion for the Company to carry out the Innventure Business for the upcoming Fiscal Year.

(iii)

Portfolio Liquidity Events. If a company controlled by the Company through the Innventure Business, or directly or indirectly through the Innventus Fund, or any of such company’s Affiliates, experiences an event that would be considered a Change of Control Transaction if such transaction had occurred with respect to the Company, as opposed to the controlled company, the Board shall use its best commercial efforts: (i) to cause a Distribution to be made by the controlled company to the Company (in the case of an event that causes the controlled company to receive such proceeds) of the net proceeds received by the controlled company, and will then cause the Company to Distribute such proceeds to the Members holding Class A Units, Class B Preferred Units, Class B-1 Preferred Units and Class C Units no later than forty five (45) days following the receipt of such net proceeds; or (ii) in the case of a transaction where the proceeds are received directly by the Company, to cause a Distribution of the net proceeds from such transaction to be Distributed to the Members no later than forty five (45) days following the receipt of such net proceeds. All such Distributions must be made as soon as practicable after any such transaction.

(iv)

Carried Interest Clawback. Each Member shall return Distributions received by such Member from the Company to the extent necessary to cover Innventus Fund GP’s obligations to return distributions made in respect of the GP’s carried interest in Innventus Fund under paragraph 10.5 or 4.2(d)(ii) of the Innventus LP Agreement (the “Carried Interest Clawback Amount”) as set forth in this Section 7.01(a)(iv). Each Member shall be obligated to return to the Company in cash an amount equal to: (A) the Carried Interest Clawback Amount, multiplied by (B) a fraction, the numerator of which is the aggregate amount of all Distributions received by such Member from distributions originally made by Innventus Fund to Innventus Fund GP pursuant to paragraphs 7.5(c) and 7.5(d) of the Innventus LP Agreement (or otherwise in respect of the GP’s carried interest in Innventus Fund) and the denominator of which is the aggregate amount of all distributions received by all Members from distributions originally made by Innventus Fund to Innventus Fund GP pursuant paragraph 7.5(c) and 7.5(d) of the Innventus LP Agreement (or otherwise in respect of the GP’s carried interest in Innventus Fund).

(b)

In making any Distribution with respect to the Innventure Business other than Tax Advances, all such Distributions (whether in cash or other property) shall be made only in the following order and priority:

 (i)

first, to the holders of the Class B Preferred Units until the aggregate unpaid Class B Preferred Return with respect to each such Member’s Class B Preferred Units has been reduced to zero ($0);

 (ii)

second, to the holders of the Class B Preferred Units until the aggregate Unreturned Class B Preferred Capital with respect to each such holder’s Class B Preferred Units has been reduced to zero ($0);

 (iii)

third, to the holders of the Class B-1 Preferred Units until the aggregate unpaid Class B-1 Preferred Return with respect to each such Member’s Class B-1 Preferred Units has been reduced to zero ($0);

 (iv)

fourth, to the holders of the Class B-1 Preferred Units until the aggregate Unreturned Class B-1 Preferred Capital with respect to each such holder’s Class B-1 Preferred Units has been reduced to zero ($0); and

 (v)

lastly, to all of the Members holding Class A Units, Class B Preferred Units, Class B-1 Preferred Units and Class C Units in proportion to their respective Innventure Business Percentages.

Section 7.02

Distributions of Cash Flow and Capital Proceeds from Class PCTA. All Distributions to Members holding Class PCTA Units shall be made in accordance with a Member’s Class PCTA Percentage. Subject to any limitations provided under the Delaware Act, the Company shall Distribute the proceeds of any sale of Purecycle Common Stock that are held within the Class PCTA Business (i.e. not contributed to the Innventure Business by Innventure1 under Section 5.01(b)(B)) or any other amounts received by Company on account of holding the Purecycle Common Stock that are held within the Class PCTA Business as quickly as reasonably practicable following the sale of any such Purecycle Common Stock by the Company or other receipt of such amounts by Company.

Section 7.03

Distributions of Cash Flow and Capital Proceeds from Class I. All Distributions to Members holding Class I Units shall be made in accordance with a Member’s Class I Percentage. Subject to any limitations provided under the Delaware Act, the Company shall Distribute amounts representing Capital Interest Gain, a return of capital (as determined in good faith by the Directors) or the proceeds of any sale of Innventus Fund Partnership Percentage or any other amounts received by Company or Innventus Fund GP on account of holding the Innventus Fund Partnership Percentage as quickly as reasonably practicable following the sale of any such Innventus Fund Partnership Percentage by the Company or other receipt of such amounts by Company. If the Innventus Fund GP shall be obligated at any time under the Innventus LP Agreement to repay or restore to the Innventus Fund all or any part of any distribution made to it from the Innventus Fund with respect to the Innventus Fund Partnership Percentage (each an “Innventus Clawback Amount”) any Members holding Class I Units that received any portion of a Distribution relating to such Innventus Clawback Amount shall return such Distributions received by such Member in cash and in an amount equal to: (A) the Innventus Clawback Amount, multiplied by (B) a fraction, the numerator of which is the aggregate amount of all Distributions received by such Member from distributions made by the Company such Member pursuant to this Section 7.03 and the denominator of which is the aggregate amount of all distributions received by all Members from distributions made by the Company pursuant to this Section 7.03.

Section 7.04

Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make any Distribution to Members if such Distribution would violate § 18-607 of the Delaware Act or other Applicable Law or to the extent that any Unit held by any Member has not reached its applicable Distribution Threshold, and any Distribution shall be made only to the extent of Available Assets.

Section 7.05

Tax Withholding; Withholding Advances.

(a)

Tax Withholding. If requested by the Board, each Member shall, if able to do so, deliver to the Board:

(i)

an affidavit in form satisfactory to the Board that the applicable Member (or its members, as the case may be) is not subject to withholding under the provisions of any federal, state, local, foreign or other Applicable Law;

(ii)

any certificate that the Board may reasonably request with respect to any such laws; and/or

(iii)

any other form or instrument reasonably requested by the Board relating to any Member’s status under such law.

If a Member fails or is unable to deliver to the Board the affidavit described in Section 7.05(a)(i), the Board may withhold amounts from such Member in accordance with Section 7.05(b).

(b)

Withholding Advances. The Company is hereby authorized at all times to make payments (“Withholding Advances”) with respect to each Member in amounts required to discharge any obligation of the Company (as determined by the Tax Matters Member or Partnership Representative based on the advice of legal or tax counsel to the Company) to withhold or make payments to any federal, state, local or foreign taxing authority (a “Taxing Authority”) with respect to any Distribution or allocation by the Company of income or gain to such Member and to withhold the same from Distributions to such Member. Any funds withheld from a Distribution by reason of this Section 7.05(b) shall nonetheless be deemed Distributed to the Member in question for all purposes under this Agreement.

(c)

Repayment of Withholding Advances. Any Withholding Advance made by the Company to a Taxing Authority on behalf of a Member and not simultaneously withheld from a Distribution to that Member shall, with interest thereon accruing from the date of payment at a rate equal to the prime rate published in the Wall Street Journal on the date of payment plus two percent (2%) per annum (the “Company Interest Rate”):

(i)

be promptly repaid to the Company by the Member on whose behalf the Withholding Advance was made (which repayment by the Member shall not constitute a Capital Contribution, but shall credit the Member’s Capital Account if the Board shall have initially charged the amount of the Withholding Advance to the Capital Account); or

(ii)

with the consent of the Board, be repaid by reducing the amount of the next succeeding Distribution or Distributions to be made to such Member (which reduction amount shall be deemed to have been Distributed to the Member, but which shall not further reduce the Member’s Capital Account if the Board shall have initially charged the amount of the Withholding Advance to the Capital Account).

Interest shall cease to accrue from the time the Member on whose behalf the Withholding Advance was made repays such Withholding Advance (and all accrued interest) by either method of repayment described above.

(d)

Indemnification. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability with respect to taxes, interest or penalties that may be asserted by reason of the Company’s failure to deduct and withhold tax on amounts Distributable or allocable to such Member. The provisions of this Section 7.05(d) and the obligations of a Member pursuant to Section 7.05(c) shall survive the termination, dissolution, liquidation and winding up of the Company and the withdrawal of such Member from the Company or Transfer of its Units. The Company may pursue and enforce all rights and remedies it may have against each Member under this Section 7.05, including bringing a lawsuit to collect repayment with interest of any Withholding Advances.

(e)

Overwithholding. Neither the Company nor the Board shall be liable for any excess taxes withheld in respect of any Distribution or allocation of income or gain to a Member. In the event of an overwithholding, a Member’s sole recourse shall be to apply for a refund from the appropriate Taxing Authority.

Section 7.06

Distributions in Kind.

(a)

The Board is hereby authorized, as it may reasonably determine, to make Distributions with respect to Class A Units, Class B Preferred Units, Class B-1 Preferred Units and Class C Units to the Members in the form of securities or other property held by the Company; provided, that Tax Advances shall only be made in cash. The Members holding a majority of the Class PCTA Units are hereby authorized, as they may determine in their sole discretion, to make Distributions with respect to Class PCTA of Purecycle Common Stock held within the Class PCTA Business (i.e. not contributed to the Innventure Business by Innventure1 under Section 5.01(b)(B)) to the Members holding Class PCTA Units in the form of such securities held by the Company. The Members holding a majority of the Class I Units are hereby authorized, as they may determine in their sole discretion, to make Distributions with respect to Class I of Innventus Fund Partnership Percentage to the Members holding Class I Units in the form of such securities held by the Company. In any non-cash Distribution, the securities or property so Distributed will be Distributed among the Members of the applicable class in the same proportion and priority as cash equal to the Fair Market Value of such securities or property would be Distributed among the Members pursuant to Section 7.01, Section 7.02, Section 7.03 or Section 7.04, as the case may be.

(b)

Any Distribution of securities shall be subject to such conditions and restrictions as the Board determines are required or advisable to ensure compliance with Applicable Law. In furtherance of the foregoing, the Board may require that the Members execute and deliver such documents as the Board may deem necessary or appropriate to ensure compliance with all federal and state securities laws that apply to such Distribution and any further Transfer of the Distributed securities, and may appropriately legend the certificates that represent such securities to reflect any restriction on Transfer with respect to such laws.

Section 7.07

Distribution Threshold Units. Upon the issuance of any Units that the Company issued as “profits interests” for U.S. federal income tax purposes, the Company shall specify the Distribution Threshold, if any, applicable to such Units and enter it into the Company’s records. The “Distribution Threshold” for any such Unit shall be equal to the amount determined by the Company in its discretion to be necessary to cause such Unit to constitute a “profits interest” for U.S. federal income tax purposes. Notwithstanding any provision of this Agreement to the contrary, in no event will the Company make any distributions in respect of a Distribution Threshold Unit unless and until the Company has already made aggregate distributions under Section 7.01 on each other Unit that participates in the Innventure Business and that is not a Distribution Threshold Unit equal to the Distribution Threshold of such Distribution Threshold Unit, taking into account only distributions thereunder since the date of issuance of such Distribution Threshold Unit, and thereafter such Distribution Threshold Unit shall be entitled only to its pro rata share of excess distributions with respect to the Innventure Business over and above its Distribution Threshold.

ARTICLE VIII
MANAGEMENT

Section 8.01

Establishment of the Innventure Business Board. A board of managers of the Company (the “Board”) has been established and shall be comprised of natural Persons (each such Person, a “Director”) who shall be appointed in accordance with the provisions of Section 8.02. Except as otherwise set forth herein, the Innventure Business and affairs of the Company shall be managed, operated and controlled by or under the direction of the Board, and the Board shall have, and is hereby granted, the full and complete power, authority and discretion for, on behalf of and in the name of the Company, to take such actions as it may in its sole discretion deem necessary or advisable to carry out any and all of the objectives and purposes of the Innventure Business, subject only to the terms of this Agreement. The actions of the Board taken in accordance with the provisions of this Agreement shall bind the Company with respect to the Innventure Business. No Member of the Company shall have any authority or right to act on behalf of or bind the Company with respect to the Innventure Business, unless otherwise provided herein or unless specifically authorized by the Board pursuant to a resolution expressly authorizing such action which resolution is duly adopted by the Board. The Board shall elect a Director to act as executive chairman (the “Chairman”) who shall preside over meeting of the Board. The initial executive Chairman shall be Michael Otworth.

In carrying out the Innventure Business, the Board, acting directly or indirectly on behalf of the Company, and subject to those provisions hereof which require Member approval, shall have all powers necessary, suitable or convenient thereto including, without limitation, the power and authority to do or cause to be done, or not to do, any and all acts deemed by the Board in good faith to be necessary or appropriate in furtherance of the purposes of the Innventus Fund including, without limitation, the power and authority:

(i)

to found acquire, invest in, hold, pledge, manage, sell, transfer, operate or otherwise deal in or with the Innventus Fund portfolio companies and any form of investment in other companies, both directly and through the Innventus Fund;

(ii)

to open, maintain and close bank, brokerage and money market accounts and draw checks and other orders for the payment of monies;

(iii)

to borrow money or otherwise incur indebtedness for any Partnership purpose, enter into credit facilities, issue evidences of indebtedness and guarantees and secure any such evidences of indebtedness and guarantees by pledges or other liens on assets of the Company within the Innventure Business or the Innventus Fund, including entering into other financing arrangements;

(iv)

to hire consultants, advisors, custodians, attorneys, accountants, placement agents and such other agents and employees of the Company and for the Innventus Fund, and authorize each such Person to act for and on behalf of the Company and for the Innventus Fund;

(v)

to enter into, perform and carry out contracts and agreements of any kind necessary, advisable or incidental to the accomplishment of the purposes of the Innventus Fund, including any licensing agreements; to bring, sue, prosecute, defend, settle or compromise actions and proceedings at law or in equity or before any Governmental Authority;

(vi)

to have and maintain one or more offices and in connection therewith to rent or acquire office space and to engage personnel;

(vii)

to execute, deliver and perform all agreements in connection with the sale of interests in the Innventus Fund including, but not limited to, any subscription agreements and side letters with one or more investors;

(viii)

to form one or more subsidiary corporations or partnerships or other entities, including alternative investment vehicles; and

(ix)

to incur all expenditures and pay fees necessary to carry out the Innventure Business and maintain the Innventus Fund.

Section 8.02

Board Composition; Vacancies.

(a)

Board Composition. The Company and the Members shall take such actions as may be required to ensure that the number of managers constituting the Board is at all times at least five (5) and, subject to the terms of this Agreement, up to seven (7). The Board shall be comprised as follows, as set forth in Exhibit B attached hereto (the “Board Schedule”), as updated by the Board from time to time:

(i)

three (3) individuals designated by Innventure1 (each an “Innventure1 Director” and collectively, the “Innventure1 Directors”), who shall initially be as set forth in the Board Schedule;

(ii)

two (2) individuals designated by WE (each a “WE Director” and collectively, the “WE Directors”) who shall initially be as set forth in the Board Schedule; and

(iii)

up to one (1) additional individual approved by a majority of the then serving Directors, which, for so long as a WE Director is the serving, must include the affirmative vote of at least one WE Director.

(b)

Vacancy. In the event that a vacancy is created on the Board at any time due to the death, Disability, retirement, resignation or removal of a Director, then the Member entitled to designate such Director shall have the right to designate an individual to fill such vacancy and the Company and each Member hereby agree to take such actions as may be required to ensure the election or appointment of such designee to fill such vacancy on the Board. In the event that the Member entitled to designate such Director shall fail to designate in writing a representative to fill a vacant Director position on the Board, and such failure shall continue for more than thirty (30) days after notice from the Company to such Member with respect to such failure, then the vacant position shall be filled by an individual designated by the Directors designated by such Member then in office, if any; provided, that such individual shall be removed from such position if the Member entitled to so designate so directs and simultaneously designates a Director.

(c)

Board Observation Rights of WE. The Board shall permit WE to appoint one (1) natural Persons as a representative who shall: (a) receive written notice of all meetings (both regular and special) of the Board and each committee of the Board (such notice to be delivered or mailed at the same time as notice is given to the members of the Board and/or committee); (b) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; (c) receive all notices, information and reports which are furnished to the members of the Board and/or committee; (d) be entitled to participate in all discussions conducted at such meetings; and (e) receive as soon as available (but in any event prior to the next succeeding board meeting) copies of the minutes of all such meetings. If any action is proposed to be taken by the Board and/or committee by written consent in lieu of a meeting, the Company will use reasonable efforts to give written notice thereof to such representatives. The Company will furnish such representatives with a copy of each such written consent within a reasonable amount of time after it has been signed by its last signatory. Such representatives shall not constitute members of the Board and/or committee and shall not be entitled to vote on any matters presented at meetings of the Board and/or committee or to consent to any matter as to which the consent of the Board and/or committee shall have been requested. Notwithstanding anything to the contrary in this Section 8.02(c), any such representative must first agree in writing to hold in confidence and trust and to act in a fiduciary manner with respect to all of the Company’s information to be so provided and the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if the Board determines, in its sole discretion, that access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets, a conflict of interest or involves the personal compensation or benefits of any Company employee.

Section 8.03

Removal; Resignation.

(a)

An Innventure1 Director may be removed or replaced at any time from the Board, with or without cause, upon, and only upon, the written request of Innventure1. A WE Director may be removed or replaced at any time from the Board, with or without cause, upon, and only upon, the written request of WE. Any Director other than an Innventure1 Director or a WE Director may be removed, with or without cause, by a majority of the then serving Directors.

(b)

A Director may resign at any time from the Board by delivering such Director’s written resignation to the Board. Any such resignation shall be effective upon receipt thereof unless it is specified to be effective at some other time or upon the occurrence of some other event. The Board’s acceptance of a resignation shall not be necessary to make it effective.

(c)

No Member, nor any Affiliate of any Member, shall have any liability as a result of designating a person for election as a Director for any act or omission by such designated person in his or her capacity as a Director, nor shall any Member have any liability as a result of voting for any such designee in accordance with the provisions of this Agreement.

Section 8.04

Meetings.

(a)

Generally. The Board shall meet at such time and at such place as the Board may designate. Meetings of the Board may be held either in person or by means of telephone or video conference or other communications device that permits all Directors participating in the meeting to hear each other, at the offices of the Company or such other place (either within or outside the State of Delaware) as may be determined from time to time by the Board. Written notice of each meeting of the Board shall be given to each Director at least twenty-four (24) hours prior to each such meeting.

(b)

Special Meetings; Quarterly Meetings. Special meetings of the Board shall be held on the call of any three (3) Directors upon at least five (5) days’ written notice (if the meeting is to be held in person) or one (1) day’s written notice (if the meeting is to be held by telephone communications or video conference) to the Directors, or upon such shorter notice as may be approved by all the Directors. Any Director may waive such notice as to himself. The Company shall use its best efforts to hold a Board meeting no less frequently than each calendar quarter.

(c)

Attendance and Waiver of Notice. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting.

Section 8.05

Quorum; Manner of Acting.

(a)

Quorum. A majority of the Directors serving on the Board which, for so long as a WE Director is then serving must include at least one WE Director, shall constitute a quorum for the transaction of business of the Board. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. If a quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b)

Participation. Any Director may participate in a meeting of the Board by means of telephone or video conference or other communications device that permits all Directors participating in the meeting to hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. A Director may vote or be present at a meeting either in person or by proxy, and such proxy may be granted in writing, by means of Electronic Transmission or as otherwise permitted by Applicable Law.

(c)

Binding Act. Each Director shall have one vote on all matters submitted to the Board or any committee thereof. With respect to any matter before the Board, the act of a majority of the Directors constituting a quorum shall be the act of the Board, except (i) in the event of any deadlocked vote, the vote of the group of Directors that includes the Chairman shall prevail; and (ii) subject in all cases to the terms of Section 8.05(d).

(d)

Special Voting Requirement. Notwithstanding anything to the contrary in this ARTICLE VIII, for so long as a WE Director is then serving, at least one (1) vote of a WE Director shall be required for the Company to take action, in addition to the approval a majority of the Directors, in respect of the following matters relating to the Innventure Business or, to the extent there are no WE Directors but WE continues to hold more than 10% of the outstanding Class A Units (the “Ownership Threshold”), such actions shall require the affirmative vote of WE:

(i)

entering into, amending in any material respect, waiving or terminating any Related Party Agreement (including, without limitation, any compensation or fees to be paid by Company to any officer, director, manager and/or equity holder);

(ii)

making any material change to the nature of the Innventure Business conducted by the Company or enter into any business other than the Innventure Business with respect to the Innventure Business assets;

(iii)

issuing additional Membership Interests or admitting additional Members to the Company that would be dilutive to the Class A Units, provided, however, that no such approval shall be required in connection with: (A) the first $7,500,000 in aggregate equity financing in the Company after the date of this Agreement which is invested by investors and on terms that have been approved by at least one WE Director or, to the extent the Ownership Threshold is then being met, WE; (B) the exercise of any warrants issued by the Company in connection with any debt financings; and (C) the issuance of Class C Units;

(iv)

altering, changing or modifying the rights, preferences, or privileges of the Class A Units so as to adversely affect the rights of the holders thereof;

(v)

redeeming, repurchasing or otherwise acquiring any membership interest, except as expressly permitted by Section 10.03 or otherwise in this Agreement other than repurchases of Units from former employees, officers, directors, consultants or other persons who performed services for the Company or any subsidiary in connection with the cessation of such employment or service at no greater than the original purchase price;

(vi)

granting a security interest in any material portion of the Company’s assets or intellectual property except in connection with (A) up to $10,000,000 in secured debt and any associated warrant coverage so long as such debt and/or any associated liens are junior to any indebtedness due and owing to WE; and (B) secured interests encumbering solely the assets associated with the Class PCTA Business;

(vii)

amending, modifying or waiving the Company’s certificate of formation or this Agreement; provided that the Board may amend the Member Schedule following any new issuance, redemption, repurchase or Transfer of Units in accordance with this Agreement; or

(vii)

causing the Company, Aeroflexx LLC or any future portfolio company controlled by the Company that is created after the date of this Agreement to merge, consolidate, or otherwise combine with or into any other Person, or convert into another type of entity, or cause any person to merge, consolidate or combine with or into the Company, or dissolve, wind-up or liquidate any such entity or initiate a bankruptcy proceeding involving any such entity.

Section 8.06

Compensation; No Employment.

(a)

Each Director shall be reimbursed for his reasonable out-of-pocket expenses incurred in the performance of his duties as a Director, pursuant to such policies as from time to time established by the Board. Nothing contained in this Section 8.06 shall be construed to preclude any Director from serving the Company in any other capacity and receiving reasonable compensation for such services.

(b)

This Agreement does not, and is not intended to, confer upon any Director any rights with respect to continued employment by the Company, and nothing herein should be construed to have created any employment agreement with any Director.

Section 8.07

No Personal Liability. Except as otherwise provided in the Delaware Act, by Applicable Law or expressly in this Agreement, no Director will be obligated personally for any debt, obligation or liability of the Company or of any Company Subsidiaries, whether arising in contract, tort or otherwise, solely by reason of being a Director.

Section 8.08

Officers. The Board may appoint individuals as officers of the Company (the “Officers”) as it deems necessary or desirable to carry on the Innventure Business and the Board may delegate to such Officers such power and authority as the Board deems advisable. No Officer need be a Member of the Company. Any individual may hold two or more offices of the Company. Each Officer shall hold office until his successor is designated by the Board or until his earlier death, resignation or removal. Any Officer may resign at any time upon written notice to the Board. Any Officer may be removed by the Board with or without cause at any time. A vacancy in any office occurring because of death, resignation, removal or otherwise, may, but need not, be filled by the Board.

Section 8.09

Action Without Meeting. Any matter that is to be voted on, consented to or approved by Board may be taken without a meeting, without prior notice and without a vote if consented to, in writing or by Electronic Transmission, by all of the Directors. A record shall be maintained by the Board of each such action taken by written consent of a Member or Members.

Section 8.10

Approved Budget. At least thirty (30) days prior to the beginning of each Fiscal Year, the Chief Executive Officer of the Company shall prepare and submit to the Board for its approval an annual operating budget for the Company (the “Budget”) prepared on a monthly basis for such period, out- of-pocket expenses payable to third parties with respect to the operations of the Company, and out-of-pocket expenses incurred in connection with the investigation and negotiation of potential investment opportunities.

Section 8.11

Investment Opportunities.

(a)

The Members acknowledge that each Member and its Affiliates engage in business and have investment interests and activities other than those of the Company, and need not account to the Company or other Members for profits or remuneration gained thereby. Subject to any restrictions set forth in Innventus Fund limited partnership agreement, the Directors, as well as WE, and their respective Affiliates, may enter into transactions considered to be competitive with, or a business opportunity beneficial to, the Company.

(b)

With respect to any investment opportunity presented to the Board that the Company has timely elected to fund (a “Company Project”), each Director shall make full and prompt disclosure to the Company of all discoveries, inventions, improvements and enhancements, whether patentable or not, which are created, made, conceived or reduced to practice by such Director, or under such Director’s direction or jointly with others, with respect to any Company Project (collectively, “Developments”). Each Director agrees to assign to the Company (or any entity designated by the Company) all such Director’s right, title and interest in and to such Developments and all related patents and patent applications. Each Director agrees to cooperate fully with the Company with respect to the procurement, maintenance and enforcement of patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments, and shall execute such documents and instruments as the Company may reasonably request in order to protect the Company’s rights and interests in any Developments. The foregoing obligations on the part of the Directors shall, upon creation and first funding of the Innventus Fund, be deemed to pertain to the Innventus Fund as applicable.

ARTICLE IX
EXCULPATION AND INDEMNIFICATION

Section 9.01

Exculpation of Covered Persons.

(a)

Covered Persons. As used herein, the term “Covered Person” shall mean (i) each Member; (ii) each Officer, current and former Director, stockholder, partner, member, Affiliate, employee, agent or representative of each Member, and each of their Affiliates; and (iii) each current and former Officer, employee, agent or representative of the Company.

(b)

Standard of Care. No Covered Person shall be liable to the Company or any other Covered Person for any loss, damage or claim incurred by reason of any action taken or omitted to be taken by such Covered Person in good faith reliance on the provisions of this Agreement, so long as such action or omission does not constitute fraud, gross negligence, willful misconduct or a material breach of this Agreement by such Covered Person or is not made in knowing violation of the provisions of this Agreement.

(c)

Good Faith Reliance. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, Net Income or Net Losses of the Company or any facts pertinent to the existence and amount of assets from which Distributions might properly be paid) of the following Persons or groups: (i) another Member; (ii) one or more Officers or employees of the Company; (iii) any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company; or (iv) any other Person selected in good faith by or on behalf of the Company, in each case as to matters that such relying Person reasonably believes to be within such other Person’s professional or expert competence. The preceding sentence shall in no way limit any Person’s right to rely on information to the extent provided in § 18-406 of the Delaware Act.

Section 9.02

Liabilities and Duties of Covered Persons.

(a)

Limitation of Liability. This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person. Furthermore, each of the Members and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by Applicable Law, and in doing so, acknowledges and agrees that the duties and obligation of each Covered Person to each other and to the Company are only as expressly set forth in this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

(b)

Duties. Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person’s “discretion” or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person. Whenever in this Agreement a Covered Person is permitted or required to make a decision in such Covered Person’s “good faith,”, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other Applicable Law.

Section 9.03

Indemnification.

(a)

Indemnification. To the fullest extent permitted by the Delaware Act, as the same now exists or may hereafter be amended, substituted or replaced (but, in the case of any such amendment, substitution or replacement, only to the extent that such amendment, substitution or replacement permits the Company to provide broader indemnification rights than the Delaware Act permitted the Company to provide prior to such amendment, substitution or replacement), the Company shall indemnify, hold harmless, defend, pay and reimburse any Covered Person against any and all losses, claims, damages, judgments, fines or liabilities, including reasonable legal fees or other expenses incurred in investigating or defending against such losses, claims, damages, judgments, fines or liabilities, and any amounts expended in settlement of any claims (collectively, “Losses”) to which such Covered Person may become subject by reason of:

(i)

any act or omission or alleged act or omission performed or omitted to be performed on behalf of the Company, any Member or any direct or indirect Subsidiary of the foregoing in connection with the Innventure Business; or

(ii)

such Covered Person being or acting in connection with the Innventure Business as a member, stockholder, Affiliate, manager, director, officer, employee or agent of the Company, any Member, or any of their respective Affiliates, or that such Covered Person is or was serving at the request of the Company as a member, manager, director, officer, employee or agent of any Person including the Company;

provided, that (x) such Covered Person acted in good faith and in a manner believed by such Covered Person to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful, and (y) such Covered Person’s conduct did not constitute fraud, gross negligence, willful misconduct or a material breach of this Agreement by such Covered Person or a knowing violation of the provisions of this Agreement, in either case as determined by a final, nonappealable order of a court of competent jurisdiction. In connection with the foregoing, the termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Covered Person did not act in good faith or, with respect to any criminal proceeding, had reasonable cause to believe that such Covered Person’s conduct was unlawful, or that the Covered Person’s conduct constituted fraud, gross negligence, willful misconduct or a knowing violation or material breach of this Agreement.

(b)

Control of Defense. Upon a Covered Person’s discovery of any claim, lawsuit or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 9.03, the Covered Person shall give prompt written notice to the Company of such claim, lawsuit or proceeding, provided, that the failure of the Covered Person to provide such notice shall not relieve the Company of any indemnification obligation under this Section 9.03, unless the Company shall have been materially prejudiced thereby. Subject to the approval of the disinterested Members, the Company shall be entitled to participate in or assume the defense of any such claim, lawsuit or proceeding at its own expense. After notice from the Company to the Covered Person of its election to assume the defense of any such claim, lawsuit or proceeding, the Company shall not be liable to the Covered Person under this Agreement or otherwise for any legal or other expenses subsequently incurred by the Covered Person in connection with investigating, preparing to defend or defending any such claim, lawsuit or other proceeding. If the Company does not elect (or fails to elect) to assume the defense of any such claim, lawsuit or proceeding, the Covered Person shall have the right to assume the defense of such claim, lawsuit or proceeding as it deems appropriate, but it shall not settle any such claim, lawsuit or proceeding without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed).

(c)

Reimbursement. The Company shall promptly reimburse (and/or advance to the extent reasonably required) each Covered Person for reasonable legal or other expenses (as incurred) of such Covered Person in connection with investigating, preparing to defend or defending any claim, lawsuit or other proceeding relating to any Losses for which such Covered Person may be indemnified pursuant to this Section 9.03; provided, that if it is finally judicially determined that such Covered Person is not entitled to the indemnification provided by this Section 9.03, then such Covered Person shall promptly reimburse the Company for any reimbursed or advanced expenses.

(d)

Entitlement to Indemnity. The indemnification provided by this Section 9.03 shall not be deemed exclusive of any other rights to indemnification to which those seeking indemnification may be entitled under any agreement or otherwise. The provisions of this Section 9.03 shall continue to afford protection to each Covered Person regardless of whether such Covered Person remains in the position or capacity pursuant to which such Covered Person became entitled to indemnification under this Section 9.03 and shall inure to the benefit of the executors, administrators, legatees and distributees of such Covered Person.

(e)

Insurance. To the extent available on commercially reasonable terms, the Company shall maintain, at its expense, insurance to cover Losses covered by the foregoing indemnification provisions and to otherwise cover Losses for any breach or alleged breach by any Covered Person of such Covered Person’s duties in such amount and with such deductibles as the Board may reasonably determine; provided, that the failure to maintain such insurance shall not affect the right to indemnification of any Covered Person under the indemnification provisions contained herein, including the right to be reimbursed or advanced expenses or otherwise indemnified for Losses hereunder. If any Covered Person recovers any amounts in respect of any Losses from any insurance coverage, then such Covered Person shall, to the extent that such recovery is duplicative, reimburse the Company for any amounts previously paid to such Covered Person by the Company in respect of such Losses.

(f)

Funding of Indemnification Obligation. Notwithstanding anything contained herein to the contrary, any indemnity by the Company relating to the matters covered in this Section 9.03 shall be provided out of and to the extent of Company assets only, and no Member (unless such Member otherwise agrees in writing) shall have personal liability on account thereof or shall be required to make additional Capital Contributions to help satisfy such indemnity by the Company.

(g)

Savings Clause. If this Section 9.03 or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Covered Person pursuant to this Section 9.03 to the fullest extent permitted by any applicable portion of this Section 9.03 that shall not have been invalidated and to the fullest extent permitted by Applicable Law.

(h)

Amendment. The provisions of this Section 9.03 shall be a contract between the Company, on the one hand, and each Covered Person who served in such capacity at any time while this Section 9.03 is in effect, on the other hand, pursuant to which the Company and each such Covered Person intend to be legally bound. No amendment, modification or repeal of this Section 9.03 that adversely affects the rights of a Covered Person to indemnification for Losses incurred or relating to a state of facts existing prior to such amendment, modification or repeal shall apply in such a way as to eliminate or reduce such Covered Person’s entitlement to indemnification for such Losses without the Covered Person’s prior written consent.

(i)

It is agreed and understood that the Company will, on or prior to the Effective Date, enter into an indemnification agreement with each Director, and to the extent of any inconsistency between the terms set forth above in this Section 9.03 and any such indemnification agreement, the terms of such indemnification agreement shall supersede the terms set forth in this Section 9.03.

Section 9.04

Survival. The provisions of this ARTICLE IX shall survive the dissolution, liquidation, winding up and termination of the Company.

ARTICLE X
TRANSFER

Section 10.01

Restrictions on Transfer.

(a)

Except as otherwise provided in this ARTICLE X, no Member shall Transfer all or any portion of its Class A Units or Class C Units in the Company without the written consent of the Members holding greater than 65% of the Class A Units (which consent may be granted or withheld in the sole discretion of the other Members). No Transfer of Membership Interests to a Person not already a Member of the Company shall be deemed completed until the prospective Transferee is admitted as a Member of the Company in accordance with Section 4.01(b) hereof. Any Transfer by a Member of a Class PCTA Unit shall be subject to any restrictions on such transfer as set forth from time to time by the governing documents for Purecycle as if such Transfer was a Transfer by the Company of Purecycle Common Stock. Any Transfer by a Member of a Class I Unit shall be subject to any restrictions on such transfer as set forth from time to time by the Innventus LP Agreement as if such Transfer was a Transfer by Innventus Fund GP of the Innventus Fund Partnership Percentage.

(b)

Notwithstanding any other provision of this Agreement (including Section 10.02), each Member agrees that it will not Transfer all or any portion of its Membership Interest in the Company, and the Company agrees that it shall not issue any Membership Interests:

(i)

except as permitted under the Securities Act and other applicable federal or state securities or blue sky laws, and then, with respect to a Transfer of Membership Interests, only upon delivery to the Company of an opinion of counsel in form and substance satisfactory to the Company to the effect that such Transfer may be effected without registration under the Securities Act;

(ii)

if such Transfer or issuance would cause the Company to be considered a “publicly traded partnership” under Section 7704(b) of the Code within the meaning of Treasury Regulations Section 1.7704-1(h)(1)(ii), including the look-through rule in Treasury Regulations Section 1.7704-1(h)(3);

(iii)

if such Transfer or issuance would affect the Company’s existence or qualification as a limited liability company under the Delaware Act;

(iv)

if such Transfer or issuance would cause the Company to lose its status as a partnership for federal income tax purposes;

(v)

if such Transfer or issuance would cause a termination of the Company for federal income tax purposes;

(vi)

if such Transfer or issuance would cause the Company to be required to register as an investment company under the Investment Company Act of 1940, as amended; or

(c)

if such Transfer or issuance would cause the assets of the Company to be deemed “Plan Assets” as defined under the Employee Retirement Income Security Act of 1974 or its accompanying regulations or result in any “prohibited transaction” thereunder involving the Company. Any Transfer or attempted Transfer of any Membership Interest in violation of this Agreement shall be null and void, no such Transfer shall be recorded on the Company’s books and the purported Transferee in any such Transfer shall not be treated (and the purported Transferor shall continue be treated) as the owner of such Membership Interest for all purposes of this Agreement.

(d)

For the avoidance of doubt, any Transfer of a Membership Interest permitted by this Agreement shall be deemed a sale, transfer, assignment or other disposal of such Membership Interest in its entirety as intended by the parties to such Transfer, and shall not be deemed a sale, transfer, assignment or other disposal of any less than all of the rights and benefits described in the definition of the term “Membership Interest,” unless otherwise explicitly agreed to by the parties to such Transfer.

Section 10.02

Permitted Transfers. The provisions of Section 10.01 shall not apply to any Transfer by a Member of all or any portion of its Membership Interest to any Member’s Affiliate.

Section 10.03

Class A Tag Along Rights.

(a)

Participation. If, at any time, a Member who (together with its Affiliates) holds no less than fifty percent (50%) of the outstanding Class A Units of the Company (the “Selling Member”) proposes to sell any Class A Units to any Person who is not an Affiliate of such Selling Member (the “Proposed Transferee”), each other Member that holds Class A Units (each, a “Tag- along Member”) shall be permitted to participate in such sale (a “Tag-along Sale”) by selling Class A Units on the terms and conditions set forth in this Section 10.03.

(b)

Sale Notice. Prior to the consummation of the sale described in Section 10.03(a), the Selling Member shall deliver to the Company and each other Member holding Class A Units a written notice (a “Sale Notice”) of the proposed sale subject to this Section 10.03 no more than ten (10) days after the execution and delivery by all the parties thereto of the definitive agreement entered into with respect to the Tag-along Sale and, in any event, no later than twenty (20) days prior to the closing date of the Tag-along Sale. The Tag-along Notice shall make reference to the Tag-along Members’ rights hereunder and shall describe in reasonable detail: (i) the number of Class A Units to be sold by the Selling Member; (ii) the name of the Proposed Transferee; (iii) the purchase price and the other material terms and conditions of the sale, including a description of any non-cash consideration in sufficient detail to permit the valuation thereof; (iii) the proposed date, time and location of the closing of the sale; and (iv) a copy of any form of agreement proposed to be executed in connection therewith.

(c)

Exercise of Rights. Each Tag-along Member shall exercise its right to participate in a sale of Class A Units by the Selling Member subject to this Section 10.03 by delivering to the Selling Member a written notice (a “Tag-along Notice”) stating its election to do so and specifying the Class A Units to be sold by it no later than five (5) days after receipt of the Sale Notice (the “Tag-along Period”). The offer of each Tag-along Member set forth in a Tag-along Notice shall be irrevocable, and, to the extent such offer is accepted, such Tag-along Member shall be bound and obligated to sell in the proposed sale on the terms and conditions set forth in this Section 10.03. Each Tag-along Member shall have the right to sell in a sale subject to this Section 10.03 the portion of its Class A Units equal to the product obtained by multiplying (x) the number of Class A Units held by the Tag-along Member by (y) a fraction (A) the numerator of which is equal to the number of Class A Units the Selling Member proposes to sell or transfer to the Proposed Transferee and (B) the denominator of which is equal to the number of Class A Units then owned by such Selling Member. The Selling Member shall use its commercially reasonable efforts to include in the proposed sale to the Proposed Transferee all of the Class A Units that the Tag-along Members have requested to have included pursuant to the applicable Tag-along Notices, it being understood that the Proposed Transferee shall not be required to purchase Class A Units in excess of the number set forth in the Sale Notice. In the event the Proposed Transferee elects to purchase less than all of the Class A Units sought to be sold by the Tag-along Members, the percentage of Class A Units to be sold to the Proposed Transferee by the Selling Member and each Tag-along Member shall be reduced so that each such Member is entitled to sell its pro rata portion of the Class A Units the Proposed Transferee elects to purchase (which in no event may be less than the percentage of Class A Units set forth in the Sale Notice). Each Tag-along Member who does not deliver a Tag-along Notice in compliance with Section 10.03(b) above shall be deemed to have waived all of such Tag- along Member’s rights to participate in such sale, and the Selling Member shall (subject to the rights of any participating Tag-along Member) thereafter be free to sell to the Proposed Transferee its Class A Units at a price that is no greater than the price set forth in the Sale Notice, and on other same terms and conditions which are not materially more favorable to the Selling Member than those set forth in the Sale Notice, without any further obligation to the non-accepting Tag-along Members.

(d)

Consideration. Each Member participating in a sale pursuant to this Section 10.03 shall receive the same consideration per Class A Unit after deduction of such Member’s proportionate share of the related expenses in accordance with Section 10.03(e).

(e)

Expenses. The fees and expenses of the Selling Member incurred in connection with a sale under this Section 10.03 and for the benefit of all Members (it being understood that costs incurred by or on behalf of the Selling Member for its sole benefit will not be considered to be for the benefit of all Members), to the extent not paid or reimbursed by the Company or the Proposed Transferee, shall be shared by all the Members on a pro rata basis, based on the consideration received by each Member; provided, that no Member shall be obligated to make any out-of-pocket expenditure prior to the consummation of the transaction consummated pursuant to this Section 10.03.

(f)

Cooperation. Each Member shall take all actions as may be reasonably necessary to consummate the Tag-along Sale including, without limitation, entering into agreements and delivering certificates and instruments, in each case, consistent with the agreements being entered into and the certificates being delivered by the Selling Member.

(g)

Deadline for Completion of Sale. The Selling Member shall have ninety (90) days following the expiration of the Tag-along Period in which to sell the Class A Units described in the Sale Notice, on terms not more favorable to the Selling Member than those set forth in the Sale Notice (which such 90-day period may be extended for a reasonable time not to exceed one hundred and twenty (120) days to the extent reasonably necessary to obtain any regulatory approvals). If at the end of such period the Selling Member has not completed such sale, the Selling Member may not then effect a sale of Class A Units subject to this Section 10.03 without again fully complying with the provisions of this Section 10.03.

(h)

Sales in Violation of Tag-along Right. If the Selling Member sells or otherwise transfers to the Proposed Transferee any portion of its Class A Unit in breach of this Section 10.03, then each Tag-along Member shall have the right to sell to the Selling Member, and the Selling Member undertakes to purchase from each Tag-along Member, the percentage of Class A Units that such Tag-along Member would have had the right to sell to the Proposed Transferee pursuant to this Section 10.03, for a per Class A Unit percentage amount and form of consideration and upon the term and conditions on which the Proposed Transferee bought such Class A Unit from the Selling Member, but without indemnity being granted by any Tag-along Member to the Selling Member; provided, that nothing contained in this Section 10.03 shall preclude any Member from seeking alternative remedies against such Selling Member as a result of its breach of this Section 10.03. The Selling Member shall also reimburse each Tag-along Member for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Tag-along Member’s rights under this Section 10.03(h).

(i)

Excepted Sales. This Section 10.03 shall not apply to sales in a distribution to the public (whether pursuant to a registered public offering, Rule 144 or otherwise).

ARTICLE XI
ACCOUNTING; TAX MATTERS

Section 11.01

Financial Statements. The Company shall furnish to each Member the following reports:

(a)

Annual Financial Statements. As soon as available, and in any event within one hundred twenty (120) days after the end of each Fiscal Year, audited consolidated balance sheets of the Company as at the end of each such Fiscal Year and audited consolidated statements of income, cash flows and Members’ equity for such Fiscal Year, in each case setting forth in comparative form the figures for the previous Fiscal Year, accompanied by the certification of independent certified public accountants of recognized national standing selected by the Board, certifying to the effect that, except as set forth therein, such financial statements have been prepared in accordance with GAAP, applied on a basis consistent with prior years, and fairly present in all material respects the financial condition of the Company as of the dates thereof and the results of their operations and changes in their cash flows and Members’ equity for the periods covered thereby.

(b)

Quarterly Financial Statements. As soon as available, and in any event within forty- five (45) days after the end of each quarterly accounting period in each Fiscal Year (other than the last fiscal quarter of the Fiscal Year), unaudited consolidated balance sheets of the Company as at the end of each such fiscal quarter and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows and Members’ equity for such fiscal quarter and for the current Fiscal Year to date, in each case setting forth in comparative form the figures for the corresponding periods of the previous fiscal quarter, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto), and certified by the principal financial or accounting officer of the Company.

(c)

Monthly Financial Statements. As soon as available, and in any event within thirty (30) days after the end of each monthly accounting period in each fiscal quarter (other than the last month of the fiscal quarter), unaudited consolidated balance sheets of the Company as at the end of each such monthly period and for the current Fiscal Year to date and unaudited consolidated statements of income, cash flows and Members’ equity for each such monthly period and for the current Fiscal Year to date, all in reasonable detail and all prepared in accordance with GAAP, consistently applied (subject to normal year-end audit adjustments and the absence of notes thereto).

Section 11.02

Inspection Rights. Upon reasonable notice from a Member, the Company shall afford each Member and its Representatives access during normal business hours to (i) the Company’s properties, offices, plants and other facilities; (ii) the corporate, financial and similar records, reports and documents of the Company, including, without limitation, all books and records, minutes of proceedings, internal management documents, reports of operations, reports of adverse developments, copies of any management letters and communications with Members (including the Board), and to permit each Member and its Representatives to examine such documents and make copies thereof; and (iii) any officers, senior employees and public accountants of the Company, and to afford each Member and its Representatives the opportunity to discuss and advise on the affairs, finances and accounts of the Company with such officers, senior employees and public accountants (and the Company hereby authorizes said accountants to discuss with such Member and its Representatives such affairs, finances and accounts).

Section 11.03

Income Tax Status. It is the intent of this Company and the Members that this Company shall be treated as a partnership for U.S., federal, state and local income tax purposes. Neither the Company nor any Member shall make an election for the Company to be classified as other than a partnership pursuant to Treasury Regulations Section 301.7701-3.

Section 11.04

Tax Matters Member; Partnership Representative.

(a)

Appointment. The Members hereby appoint Innventure1 as the “tax matters partner” (as defined in Code Section 6231 prior to its amendment by the Bipartisan Budget Act of 2015 (“BBA”)) (the “Tax Matters Member”) and the “partnership representative” (the “Partnership Representative”) as provided in Code Section 6223(a) (as amended by the BBA). The Tax Matters Member or Partnership Representative may resign at any time if there is another Member to act as the Tax Matters Member or Partnership Representative.

(b)

Tax Examinations and Audits. The Tax Matters Member and Partnership Representative are each authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by Taxing Authorities, including resulting administrative and judicial proceedings, and to expend Company funds for professional services and costs associated therewith. Each Member agrees that such Member will not independently act with respect to tax audits or tax litigation of the Company, unless previously authorized to do so in writing by the Tax Matters Member or Partnership Representative, which authorization may be withheld by the Tax Matters Member or Partnership Representative in its sole and absolute discretion. The Tax Matters Member or Partnership Representative shall have sole discretion to determine whether the Company (either on its own behalf or on behalf of the Members) will contest or continue to contest any tax deficiencies assessed or proposed to be assessed by any Taxing Authority. For any year in which the TEFRA audit rules of Code Sections 6221 through 6234 (prior to amendment by the BBA) apply, the Tax Matters Member shall take such action as is necessary to cause each other Member to become a notice partner within the meaning of Code Section 6231(a)(8) (prior to amendment by the BBA). The Tax Matters Member or Partnership Representative shall promptly notify the Members if any tax return of the Company is audited and upon the receipt of a notice of final partnership administrative adjustment or final partnership adjustment. Without the consent of a majority of the other Members, the Tax Matters Member or Partnership Representative shall not extend the statute of limitations, file a request for administrative adjustment, file suit relating to any Company tax refund or deficiency or enter into any settlement agreement relating to items of income, gain, loss or deduction of the Company with any Taxing Authority.

(c)

BBA Elections. The Company will not elect into the partnership audit procedures enacted under Section 1101 of the BBA (the “BBA Procedures”) for any tax year beginning before January 1, 2018, and, to the extent permitted by Applicable Law, the Company will annually elect out of the BBA Procedures for tax years beginning on or after January 1, 2018 pursuant to Code Section 6221(b) (as amended by the BBA). For any year in which Applicable Law do not permit the Company to elect out of the BBA Procedures, then within forty-five (45) days of any notice of final partnership adjustment, the Company will elect the alternative procedure under Code Section 6226, as amended by Section 1101 of the BBA, and furnish to the Internal Revenue Service and each Member during the year or years to which the notice of final partnership adjustment relates a statement of the Member’s share of any adjustment set forth in the notice of final partnership adjustment.

(d)

Tax Returns and Tax Deficiencies. Each Member agrees that such Member shall not treat any Company item inconsistently on such Member’s federal, state, foreign or other income tax return with the treatment of the item on the Company’s return. Any deficiency for taxes imposed on any Member (including penalties, additions to tax or interest imposed with respect to such taxes and any taxes imposed pursuant to Code Section 6226 as amended by the BBA) will be paid by such Member and if required to be paid (and actually paid) by the Company, will be recoverable from such Member as provided in Section 7.05(d).

(e)

Income Tax Elections. Except as otherwise provided herein, each of the Tax Matters Member and Partnership Representative shall have sole discretion to make any determination regarding income tax elections it deems advisable on behalf of the Company; provided, that the Tax Matters Member or Partnership Representative will make an election under Code Section 754, if requested in writing by another Member.

Section 11.05

Tax Returns. At the expense of the Company, the Board (or any Officer that it may designate pursuant to this Agreement) shall endeavor to cause the preparation and timely filing (including extensions) of all tax returns required to be filed by the Company pursuant to the Code as well as all other required tax returns in each jurisdiction in which the Company own property or do business As soon as reasonably possible after the end of each Fiscal Year, the Board or designated Officer will cause to be delivered to each Person who was a Member at any time during such Fiscal Year, IRS Schedule K-1 to Form 1065 and such other information with respect to the Company as may be necessary for the preparation of such Person’s federal, state and local income tax returns for such Fiscal Year.

Section 11.06

Company Funds. All funds of the Company shall be deposited in its name, or in such name as may be designated by the Board, in such checking, savings or other accounts, or held in its name in the form of such other investments as shall be designated by the Board. The funds of the Company shall not be commingled with the funds of any other Person. All withdrawals of such deposits or liquidations of such investments by the Company shall be made exclusively upon the signature or signatures of such Officer or Officers as the Board may designate.

Section 11.07

Certain Covenants.

(a)

The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into the Company’s standard and customary confidentiality and inventions assignment Agreement.

(b)

If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board as in effect immediately before such transaction, regardless of where such obligations are contained.

(c)

The Company shall continue to timely pay (and withhold and pay over, as applicable) all Federal, state and other taxes as such taxes become due and owing (except to the extent Company is disputing any such taxes).

(d)

The Company shall comply with all laws, rules, regulations and/or filing requirements relating to the Innventure Business and the Innventus Fund.

(e)

The Company shall carry and maintain adequate insurance, including Directors & Officers insurance, and annually supply to all Qualified Holders a list of all such insurance policies (the amount of which shall be determined annually by the Board), provided that such Directors & Officers insurance shall have coverage of an amount of not less than $2,000,000.00, shall be obtained by the Company within 60 days of the date of the Effective Date, and shall otherwise be subject to such terms and conditions, and issued by a carrier reasonably acceptable to the Board.

ARTICLE XII
DISSOLUTION AND LIQUIDATION

Section 12.01

Events of Dissolution. The Company shall be dissolved and its affairs wound up only upon the occurrence of any of the following events:

(a)

The determination of the Members holding at least 75% of the Class A Units and a majority of the Class B Preferred Units and Class B-1 Preferred Units, calculated as a single class, to dissolve the Company;

(b)

The sale, exchange, involuntary conversion, or other disposition or Transfer of all or substantially all the assets of the Company; or

(c)

The entry of a decree of judicial dissolution under § 18-802 of the Delaware Act.

Section 12.02

Effectiveness of Dissolution. Dissolution of the Company shall be effective on the day on which the event described in Section 12.01 occurs, but the Company shall not terminate until the winding up of the Company has been completed, the assets of the Company have been Distributed as provided in Section 12.03 and the Amended and Restated Certificate of Formation shall have been cancelled as provided in Section 12.04.

Section 12.03

Liquidation. If the Company is dissolved pursuant to Section 12.01, the Company shall be liquidated and its business and affairs wound up in accordance with the Delaware Act and the following provisions:

(a)

Liquidator. The Board shall act as liquidator to wind up the Company (the “Liquidator”). The Liquidator shall have full power and authority to sell, assign, and encumber any or all of the Company’s assets and to wind up and liquidate the affairs of the Company in an orderly and business-like manner.

(b)

Accounting. As promptly as possible after dissolution and again after final liquidation, the Liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company’s assets, liabilities and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable.

(c)

Distribution of Proceeds. The Liquidator shall liquidate the assets of the Company on a class by class basis and Distribute the proceeds of such liquidation in the following order of priority, unless otherwise required by mandatory provisions of Applicable Law:

(i)

First, to the payment of all of the Company’s debts and liabilities to its creditors (including Members, if applicable) of such class and the expenses of liquidation (including sales commissions incident to any sales of assets of the Company);

(ii)

Second, to the establishment of and additions to reserves that are determined by the Board to be reasonably necessary for any contingent unforeseen liabilities or obligations of the Company with respect to such class; and

(iii)

Third, to the applicable Members in accordance with Subsections 7.01(b) (in the case of assets associated with the Innventure Business), Section 7.02 (in the case of assets associated with the Class PCTA Business) and Section 7.03 (in the case of assets associated with the Class I Business), each after giving effect to all prior distributions made in accordance with such provisions.

(d)

Discretion of Liquidator. Notwithstanding the provisions of Section 12.03(c) that require the liquidation of the assets of the Company, but subject to the order of priorities set forth in Section 12.03(c), if upon dissolution of the Company the Liquidator reasonably determines that an immediate sale of part or all of the Company’s assets would be impractical or could cause undue loss to the Members, the Liquidator may defer the liquidation of any assets except those necessary to satisfy Company liabilities and reserves, and may, upon consent of the Board, Distribute to the Members of such class, in lieu of cash, as tenants in common and in accordance with the provisions of Section 12.03(c), undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such Distribution in kind shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operating of such properties at such time. For purposes of any such Distribution, any property to be Distributed will be valued at its Fair Market Value.

Section 12.04

Cancellation of Certificate. Upon completion of the Distribution of the assets of the Company as provided in Section 12.03(c) hereof, the Company shall be terminated and the Liquidator shall cause the cancellation of the Amended and Restated Certificate of Formation in the State of Delaware and of all qualifications and registrations of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and shall take such other actions as may be necessary to terminate the Company.

Section 12.05

Survival of Rights, Duties and Obligations. Dissolution, liquidation, winding up or termination of the Company for any reason shall not release any Party from any Loss that at the time of such dissolution, liquidation, winding up or termination already had accrued to any other Party or thereafter may accrue in respect of any act or omission prior to such dissolution, liquidation, winding up or termination. For the avoidance of doubt, none of the foregoing shall replace, diminish or otherwise adversely affect any Member’s right to indemnification pursuant to Section 9.03.

Section 12.06

Recourse for Claims. Each Member shall look solely to the assets of the Company of the related class for all Distributions with respect to the Company, such Member’s Capital Account, and such Member’s share of Net Income, Net Loss and other items of income, gain, loss and deduction, and shall have no recourse therefor (upon dissolution or otherwise) against the Liquidator or any other Member.

ARTICLE XIII
MISCELLANEOUS

Section 13.01

Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the Party incurring such costs and expenses.

Section 13.02

Further Assurances. In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agrees, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.

Section 13.03

Confidentiality.

(a)

Each Member acknowledges that during the term of this Agreement, it will have access to and become acquainted with trade secrets, proprietary information and confidential information belonging to the Company and its Affiliates that are not generally known to the public, including, but not limited to, information concerning business plans, financial statements and other information provided pursuant to this Agreement, operating practices and methods, expansion plans, strategic plans, marketing plans, contracts, customer lists or other business documents that the Company treats as confidential, in any format whatsoever (including oral, written, electronic or any other form or medium) (collectively, “Confidential Information”). In addition, each Member acknowledges that: (i) the Company has invested, and continues to invest, substantial time, expense and specialized knowledge in developing its Confidential Information; (ii) the Confidential Information provides the Company with a competitive advantage over others in the marketplace; and (iii) the Company would be irreparably harmed if the Confidential Information were disclosed to competitors or made available to the public. Without limiting the applicability of any other agreement to which any Member is subject, no Member shall, directly or indirectly, disclose or use (other than solely for the purposes of such Member monitoring and analyzing its investment in the Company) at any time, including, without limitation, use for personal, commercial or proprietary advantage or profit, either during its association with the Company or thereafter, any Confidential Information of which such Member is or becomes aware. Each Member in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft.

(b)

Nothing contained in Section 13.03(a) shall prevent any Member from disclosing Confidential Information: (i) upon the order of any court or administrative agency; (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Member; (iii) to the extent compelled by legal process or required or requested pursuant to subpoena, interrogatories or other discovery requests; (iv) to the extent necessary in connection with the exercise of any remedy hereunder; (v) to the other Member; (vi) to such Member’s Representatives who, in the reasonable judgment of such Member, need to know such Confidential Information and agree to be bound by the provisions of this Section 13.03 as if a Member; or (vii) to any potential Permitted Transferee in connection with a proposed Transfer of Class A Units from such Member, as long as such Transferee agrees to be bound by the provisions of this Section 13.03(a) as if a Member; provided, that in the case of clause (i), (ii) or (iii), such Member shall notify the Company and other Member of the proposed disclosure as far in advance of such disclosure as practicable (but in no event make any such disclosure before notifying the Company and other Member) and use reasonable efforts to ensure that any Confidential Information so disclosed is accorded confidential treatment satisfactory to the Company, when and if available.

(c)

The restrictions of Section 13.03(a) shall not apply to Confidential Information that: (i) is or becomes generally available to the public other than as a result of a disclosure by a Member in violation of this Agreement; (ii) is or has been independently developed or conceived by such Member without use of Confidential Information; or (iii) becomes available to such Member or any of its Representatives on a non-confidential basis from a source other than the Company, the other Member or any of their respective Representatives, provided, that such source is not known by the receiving Member to be bound by a confidentiality agreement regarding the Company.

(d)

The obligations of each Member under this Section 13.03 shall survive for so long as such Member remains a Member, and for five (5) years following the earlier of (i) termination, dissolution, liquidation and winding up of the Company, (ii) the withdrawal of such Member from the Company, and (iii) such Member’s Transfer of its Class A Units.

Section 13.04

Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 13.04:

If to the Company:	Innventure LLC, f/k/a We-Innventure LLC,
E-mail: [***] and [***] Attention:
Rick Brenner and Bill Haskell

with a copy to:	Corridor Legal
Attention: Mark Mohler, Esq.
E-mail: [***]

If to Innventure1:	Innventure1 LLC
E-mail: [***]
Attention: Rick Brenner

with a copy to:	Corridor Legal
Attention: Mark Mohler, Esq.
E-mail: mmohler@corridorlegal.net

If to WE:	WE-INN LLC
2045 W Grand Ave Ste B, PMB 82152
Chicago, IL 60612-1577
E-mail: [***]
Attention: Greg Wasson

with a copy to:	Darren M. Green, Esq.
Facsimile: [***]
E- mail: [***]

Section 13.05

Headings. The headings in this Agreement are inserted for convenience or reference only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

Section 13.06

Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable under Applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Except as provided in Section 9.03(g), upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Agreement so as to effectuate the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 13.07

Entire Agreement. This Agreement, together with the Amended and Restated Certificate of Formation and all related Exhibits and Schedules, constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

Section 13.08

Successors and Assigns. Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and assigns.

Section 13.09

No Third-Party Beneficiaries. Except as provided in ARTICLE IX, which shall be for the benefit of and enforceable by Covered Persons as described therein, this Agreement is for the sole benefit of the Parties (and their respective heirs, executors, administrators, successors and assigns) and nothing herein, express or implied, is intended to or shall confer upon any other Person, including any creditor of the Company, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 13.10

Amendment. No provision of this Agreement may be amended or modified except by an instrument in writing executed by WE and Innventure1. Any such written amendment or modification will be binding upon the Company and each Member. Notwithstanding the foregoing, amendments to the Member Schedule following any new issuance, redemption, repurchase or Transfer of Units in accordance with this Agreement may be made by the Board without the consent of or execution by the Members. Notwithstanding the foregoing, any action to reclassify, alter or amend any existing class of Units in respect of the Distribution of assets of such class of Units, the allocation of Net Profits or Net Losses with respect to such class of Units or the voting of Voting Units for such class of Units in respect of any such right, preference or privilege shall not be made without the consent of the holders of at least a majority of the Units of such class. No additional Class PCTA Units will be authorized or issued without the consent of the holders of at least 97% of the Class PCTA Percentage.

Section 13.11

Waiver. No waiver by any Party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the Party so waiving. No waiver by any Party shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. No failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. For the avoidance of doubt, nothing contained in this Section 13.11) shall diminish any of the explicit and implicit waivers described in this Agreement, including in Section 13.14 hereof.

Section 13.12

Governing Law. All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of Delaware.

Section 13.13

Submission to Jurisdiction. The Parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby, whether in contract, tort or otherwise, shall be brought in the United States District Court for the District of Delaware or in the Court of Chancery of the State of Delaware (or, if such court lacks subject matter jurisdiction, in the Superior Court of the State of Delaware), so long as one of such courts shall have subject-matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of Delaware. Each of the Parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding that is brought in any such court has been brought in an inconvenient form. Service of process, summons, notice or other document by registered mail to the address set forth in Section 13.04 shall be effective service of process for any suit, action or other proceeding brought in any such court.

Section 13.14

Waiver of Jury Trial. Each Party hereby acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such Party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 13.15

Equitable Remedies. Each Party acknowledges that a breach or threatened breach by such Party of any of its obligations under this Agreement would give rise to irreparable harm to the other Parties, for which monetary damages would not be an adequate remedy, and hereby agrees that in the event of a breach or a threatened breach by such Party of any such obligations, each of the other Parties shall, in addition to any and all other rights and remedies that may be available to them in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction (without any requirement to post bond).

Section 13.16

Attorneys’ Fees. In the event that any Party institutes any legal suit, action or proceeding, including arbitration, against another Party in respect of a matter arising out of or relating to this Agreement, the prevailing Party in the suit, action or proceeding shall be entitled to receive, in addition to all other damages to which it may be entitled, the costs incurred by such Party in conducting the suit, action or proceeding, including reasonable attorneys’ fees and expenses and court costs.

Section 13.17

Remedies Cumulative. The rights and remedies under this Agreement are cumulative and are in addition to and not in substitution for any other rights and remedies available at law or in equity or otherwise, except to the extent expressly provided in Section 9.02 to the contrary.

Section 13.18

Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of Electronic Transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

Section 13.19

Waiver of Conflicts. Each party to this Agreement acknowledges that Corridor Legal Partners, counsel for the Company, has in the past performed and may continue to perform legal services for certain of the Members in matters unrelated to the transactions described in this Agreement. Accordingly, each party to this Agreement hereby (a) acknowledges that they have had an opportunity to ask for information relevant to this disclosure; and (b) gives its informed consent to Corridor Legal Partners’ representation of certain of the Members in such unrelated matters and to Corridor Legal Partner’s representation of the Company in connection with this Agreement.

[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURES
APPEAR ON SUBSEQUENT PAGE]

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date by their respective officers thereunto duly authorized.

COMPANY

Innventure LLC, a Delaware limited liability company

By:	/s/ Gregory W. Haskell

Mr. Gregory W. Haskell, CEO

MEMBERS

INNVENTURE1:

Innventure1 LLC, a Delaware limited liability

By:	/s/ Michael Otworth

Mr. Michael Otworth, Authorized Person

WE:

WE-INN LLC, an Illinois limited liability company

By:	/s/ Greg Wasson

Mr. Greg Wasson, President

EXHIBIT A

MEMBER SCHEDULE

EXHIBIT B

BOARD SCHEDULE

EXHIBIT C

FORM OF JOINDER AGREEMENT

JOINDER AGREEMENT TO FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY
AGREEMENT OF INNVENTURE LLC

This Joinder Agreement dated as of ____ , 20 (this “Joinder Agreement”), by and among [______ ] (the “Joining Party”) and INNVENTURE LLC (the “Company”) relates to that certain Fifth Amended and Restated Limited Liability Company Agreement of the Company dated as of September 23, 2021 (the “Operating Agreement”).

The Joining Party and the Company, hereby acknowledge, agree and confirm that, by their execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Operating Agreement as of the date hereof and shall have all of the rights and obligations of a “Member” thereunder as if the Joining Party had been a party to and had executed the Operating Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Operating Agreement.

The Joining Party hereby acknowledges, agrees and confirms that: (i) Joining Party has received a copy of the Operating Agreement; (ii) Joining Party has reviewed and understands the Operating Agreement and the rights and obligations of the holders of a Common Membership Interest thereunder; and (iii) the Operating Agreement may be amended from time to time as provided in the Operating Agreement.

This Joinder Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Transmission by telecopier or facsimile transmission of an executed counterpart of this Joinder Agreement shall constitute due and sufficient delivery of such counterpart.

Please confirm your acceptance of this Joinder Agreement by signing below.

Innventure LLC	Joining Party

By:
Print Name:	Print Name:
As its:

Notice Address for Operating Agreement:

EXHIBIT D

“ACCREDITED INVESTOR”

“Accredited Investor” means any person who meets any one of the following categories, or who the issuer reasonably believes meets any one of the following categories, at the time of the sale of the securities to that person:

●	Any bank; any savings and loan association, whether acting in its individual or fiduciary capacity; any registered broker or dealer; any registered investment adviser; any investment adviser relying on registration exemptions under Section 203(l) or (m) under the Investment Company Act of 1940; any insurance company; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the US Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5 million; or any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 where investment decisions are made by a plan fiduciary that is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors

●	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940

●	Any organization described in section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000

●	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer

●	Any individual whose net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of purchase exceeds $1,000,000.

For the purposes of calculating a person’s net worth (the amount of assets in excess of liabilities):

○	The value of the person’s primary residence shall not be included as an asset

○	Indebtedness this is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of purchase, shall not be included as a liability, unless the person incurred debt within 60 days before buying securities in the unregistered offering for the purpose of buying those securities and not for buying the residence. In that situation, the amount of debt borrowed during that 60-day period must be included as a liability;

○	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the purchase shall be included as a liability; and

○	these additions and subtractions to the definition of net worth do not apply to a person exercising a right to buy securities if the person held that right to buy those securities, as well as other securities of the same issuer, on July 20, 2010, and met the net worth test in effect at the time the person acquired the right.

●	Any individual who had an income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

●	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act; and

●	Any entity in which all of the equity owners are accredited investors

●	Any entity of a type not listed above, owning investments in excess of $5,000,000, that is not formed for the specific purpose of acquiring the securities offered

●	Any individual holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status. The following certifications, when held in good standing, qualify natural persons for accredited investor status:

○	Licensed General Securities Representative (Series 7);

○	Licensed Investment Adviser Representative (Series 65); or

○	Licensed Private Securities Offerings Representative (Series 82)

●	Any individual who is a “knowledgeable employee,” as defined in Rule 3c-5(a)(4) under the Investment Company Act, of the issuer of the securities being offered where the issuer is a private fund (excluded from the definition of investment company in Section 3(c)(1) or 3(c)(7))

●	Any “family office,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940:

○	with assets under management in excess of $5,000,000;

○	that is not formed for the specific purpose of acquiring the securities being offered; and

○	whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that the family office is capable of evaluating the merits and risks of the prospective investment

●	Any “family client,” as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, of a family office meeting the requirements above and whose prospective investment in the issuer of the securities being offered is directed by the family office pursuant to the third sub-bullet above.